AGREEMENT AND PLAN OF MERGER dated as of September 25, 1997 among
          THE WARNACO GROUP, INC., a Delaware corporation ("Parent"), WAC ACQUISITION CORPORATION, a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and DESIGNER HOLDINGS LTD., a Delaware corporation (the "Company").

          WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have determined that the merger of Sub (or, at the election of Parent as set forth in Section 1.01, a direct wholly owned subsidiary of Parent other than Sub) with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, would be fair to and in the best interests of their respective stockholders, and such Boards of Directors have approved such Merger, pursuant to which (a) each share of Common Stock, each having a par value of one cent ($0.01) of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time of the Merger (as defined in Section 1.03) will be converted into the right to receive shares of Class A Common Stock, par value $0.01 per share, of Parent ("Parent Class A Common Stock"), other than shares of Company Common Stock owned, directly or indirectly, by the Company or any wholly owned subsidiary (as defined in Section 8.03) of the Company or held by the Company as treasury shares or owned by Parent, Sub or any other wholly owned subsidiary of Parent.

          WHEREAS, the affirmative vote of a majority of the outstanding shares of the Company Common Stock is required for the approval and adoption of the Merger and this Merger Agreement (the "Company Stockholder Approval");


          WHEREAS, to the extent required in accordance with applicable regulations of the New York Stock Exchange (the "NYSE"), the issuance of shares of Parent Class A Common Stock in connection with the transactions contemplated hereby requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote thereon at a meeting of the holders of Parent Class A Common Stock;

          WHEREAS, as a condition to their willingness to enter into this Agreement, Parent and Sub have required that New Rio, L.L.C. (the "Stockholder") and the members of Stockholder signatory thereto (the "Members") (collectively, the "Sellers") enter into, and the Sellers have agreed to enter into, the Stock Exchange Agreement with Parent dated of even date herewith (as amended from time to time in accordance with its terms, the "Stock Exchange Agreement") relating to the exchange by the Stockholder (the "Exchange") of all of the outstanding shares of Company Common Stock owned by it (the "Stockholder Shares"), which represent a majority of the outstanding shares of Company Common Stock, in exchange for shares of Parent Class A Common Stock on the terms set forth in the Stock Exchange Agreement, and, in order to induce Parent and Sub to enter into this Agreement, the Board of the Directors of the Company has approved the entering into by Parent, the Members and the Stockholder of the Stock Exchange Agreement and the consummation of the transactions contemplated thereby;

          WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

          WHEREAS, for Federal income tax purposes, it is intended that the Exchange and the Merger qualify as a reorganization under the provisions of
Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:


                                   ARTICLE I

                                  The Merger
                                  ----------

          SECTION 1.01  The Merger.  Upon the terms and subject to the
                        ----------
conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time of the Merger. Upon the Effective Time of the Merger, the separate existence of Sub shall cease, and the Company shall
continue as the surviving corporation (the "Surviving Corporation").   At the
election of Parent, any direct wholly owned subsidiary of Parent other than Sub may be substituted for Sub as a constituent corporation in the Merger, and, in the event that Parent notifies the Company that it desires to substitute such a subsidiary, the parties agree to amend this Agreement so that such substituted subsidiary shall become a signatory hereto as "Sub."

          SECTION 1.02  Closing.  Unless this Agreement shall have been
                        -------
terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.01 and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which date shall be no later than the second business day after satisfaction of the conditions set forth in Article VI, at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, unless another date, time or place is agreed to in writing by the parties hereto.

          SECTION 1.03  Effective Time of the Merger.  Upon the Closing, the
                        ----------------------------
parties shall file a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger shall have been duly filed with the Secretary of State of the State of Delaware, or at such later time as is agreed by Parent and the Company and specified in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time of the Merger").

          SECTION 1.04  Effects of the Merger.  The Merger shall have the
                        ---------------------
effects set forth in Section 259 of the DGCL (or any successor provision).

          SECTION 1.05  Certificate of Incorporation; By-Laws.  (a)  The
                        -------------------------------------
certificate of incorporation of the Company, as in effect immediately prior to the Effective Time of the Merger, shall be the certificate of incorporation of the Surviving Corporation, except that at the Effective Time of the Merger such certificate of incorporation shall be amended as follows:
(i) Article Fourth shall be amended to read in its entirety as follows: "The total number of shares of stock which the Corporation shall have the authority to issue is 1,000 shares, each having a par value of one cent ($0.01)"; (ii) paragraph (6) of Article Fifth shall be deleted in its entirety; and (iii) the second paragraph of Article Sixth shall be deleted in its entirety.

          (b) The By-laws of Sub as in effect at the Effective Time of the Merger shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

          SECTION 1.06  Directors.  The directors of Sub at the Effective
                        ---------
Time of the Merger shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

          SECTION 1.07  Officers.  The officers of Sub at the Effective Time
                        --------
of the Merger shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.


                                  ARTICLE II

               Effect of the Merger on the Capital Stock of the
               ------------------------------------------------
                           Constituent Corporations
                           ------------------------

          SECTION 2.01  Effect on Capital Stock.  As of the Effective Time of
                        -----------------------
the Merger, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Sub:

          (a)  Common Stock of Sub.  Each share of common stock, par value
               -------------------
     $0.01 per share, of Sub issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into one share of the common stock of the Surviving Corporation and shall constitute the only issued and outstanding capital stock of the Surviving Corporation.

          (b)  Cancellation of Treasury Stock and Parent-Owned Company Common
               --------------------------------------------------------------
     Stock.  Each share of Company Common Stock that is owned by the Company
     -----
     or held by the Company as treasury shares or owned by any direct or indirect wholly owned subsidiary of the Company, and each share of Company Common Stock that is owned by Parent, Sub or any other direct or indirect wholly owned subsidiary of Parent shall automatically be cancelled and retired and shall cease to exist, and no Parent Class A Common Stock or other consideration shall be delivered or deliverable in exchange therefor.

          (c)  Conversion of Company Common Stock.  Except as otherwise
               ----------------------------------
     provided herein, each issued and outstanding share of Company Common Stock shall be converted into the right to receive from Parent .324 of a fully paid and nonassessable share of Parent Class A Common Stock (the

     "Exchange Ratio"); provided, however, that, in any event, if between the date of this Agreement and the Effective Time of the Merger the outstanding shares of Parent Class A Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

          (d)  Treatment of Trust Preferred Securities; Convertible
               ----------------------------------------------------
     Debentures.  Prior to or concurrently with the Closing, Parent and the
     ----------
     Company shall take such steps as are necessary to ensure the resignation of Arnold H. Simon and Merril M. Halpern as Trustees of Designer Finance Trust. In addition, Parent and the Company shall take such actions as may be necessary to ensure compliance by the Company and Parent with
     Section 1304 of the Indenture dated as of November 1, 1996 (the "Indenture"), relating to $123,711,350 of 6% Convertible Debentures Due 2016 (the "Convertible Debentures"), and shall take such steps as are necessary to ensure that holders of the Convertible Debentures shall, after the Effective Time of the Merger, have the right to convert such securities into shares of Parent Class A Common Stock on the terms and conditions set forth in the Indenture.

          (e)  Cancellation and Retirement of Company Common Stock.  From and
               ---------------------------------------------------
     after the Effective Time of the Merger, all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time of the Merger shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time of the Merger represented shares of Company Common Stock ("Company Share Certificate") shall cease to have any rights with respect thereto, except the right to receive the consideration to be issued to holders of Company Common Stock in the Merger pursuant to Section 2.01(c) (the "Merger Consideration"), any cash in lieu of fractional shares of Parent Class A Common Stock to be paid in consideration therefor upon surrender of such certificate in accordance with Section 2.04 and any dividends payable pursuant to Section 2.03(f).

          SECTION 2.02  Stock Plans.  As soon as practicable following the
                        -----------
date of this Agreement, but in any event prior to the consummation of the Exchange, the Board of Directors of the Company (or, if appropriate, any committee administering the Stock Plans (as defined below)) shall adopt such resolutions or take such other actions as may be required to effect the following (it being understood that if the following is not permitted pursuant to the terms of the Stock Plans, the Company shall use its reasonable best efforts to obtain any consents or take any other action necessary in order to effect the following):

          (a) The Company shall adjust the terms of all outstanding employee or director stock options to purchase shares of Company Common Stock ("Company Stock Options") granted under any stock option or stock purchase plan, program or arrangement of the Company, including the Designer Holdings Ltd. 1996 Stock Option and Incentive Plan and the 1996 Outside Director Stock Option Plan (collectively, the "Stock Plans"), whether or not then exercisable, to provide that, at the Effective Time of the Merger, each Company Stock Option outstanding immediately prior to the Effective Time of the Merger shall be cancelled to the extent that the exercise price of such Company Stock Option equals or exceeds $11 per share. With respect to any Company Stock Option not cancelled pursuant to the preceding sentence, such Company Stock Option shall be deemed to constitute an option (each, a "Parent Stock Option") to acquire, on the same terms and conditions as were applicable under such Company Stock Option, the number of shares of Parent Class A Common Stock equal to the product of (1) the number of shares of Company Common Stock issuable upon exercise of such Company Stock Option and
(2) the Exchange Ratio, at a price per share equal to (1) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Company Stock Option divided by (2) the number of shares of Parent Class A Common Stock issuable per share of Company Common Stock upon exercise of such Company Stock Option as set forth above; provided, however, that, after aggregating all the shares of a holder subject to Company Stock Options, any fractional share of Parent Class A Common Stock resulting from such calculation for such holder shall be rounded down to the nearest whole share; and provided, further, that in the case of any Company Stock Option to which Sections 422 and 423 of the Code applies by reason of its qualification under any of Sections 422-424 of the Code ("qualified stock options"), Parent and the Company shall use their reasonable best efforts to cause the option price, the number of shares purchasable pursuant to such option, the terms and conditions of exercise of such option and such other terms and conditions of such option to be determined in order to comply with Section 424(a) of the Code; and

          (b) Except as provided herein or as otherwise agreed to by the parties, the Stock Plans and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any subsidiary shall terminate as of the Effective Time of the Merger. After the Merger, each Parent Stock Option shall be exercisable upon the same terms and conditions (including conditions relating to vesting and exercisability) as were applicable to the Company Stock Options immediately prior to the Merger and the Company shall use its reasonable best efforts to ensure that following the Effective Time of the Merger no holder of a Company Stock Option nor any participant in any Stock Plan shall have any right thereunder to acquire equity securities of the Company or the Surviving Corporation.

          SECTION 2.03  Exchange of Certificates.  (a)  Prior to the
                        ------------------------
Effective Time of the Merger, Parent shall appoint an agent (the "Exchange Agent") for the purpose of exchanging Company Share Certificates for the Merger Consideration. Immediately following the Effective Time of the Merger, Parent shall deposit with the Exchange Agent, for the benefit of the holders of Company Share Certificates, certificates representing the Parent Common Stock issuable pursuant to Section 2.01 in exchange for Company Share Certificates. Promptly after the Effective Time of the Merger Parent will send, or will cause the Exchange Agent to send, to each holder of Company Share Certificates at the Effective Time of the Merger (i) a letter of transmittal for use in such exchange which shall specify that delivery of the Merger Consideration shall be effected, and risk of loss and title to the certificates representing Parent Class A Common Stock and Company Share Certificates shall pass, only upon proper delivery of the Company Share Certificates to the Exchange Agent and (ii) instructions for use in effecting the surrender of such Company Share Certificates in exchange for the certificates representing Parent Class A Common Stock.

          (b) Each holder of Company Share Certificates that have been converted into a right to receive the Merger Consideration, upon surrender to the Exchange Agent of such Company Share Certificates, together with a properly completed letter of transmittal covering such Company Share

Certificates, will be entitled to receive the Merger Consideration payable in respect of such Company Share Certificates and any dividends payable pursuant to Section 2.03(f). Until so surrendered, each such Company Share Certificate shall, after the Effective Time, represent for all purposes only the right to receive the Merger Consideration, any cash payable in lieu of fractional shares pursuant to Section 2.04 and any dividends payable pursuant to Section 2.03(f).

          (c) If any portion of the Merger Consideration is to be paid to a person other than the registered holder of a Company Share Certificate, it shall be a condition to such payment that such Company Share Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of shares of Parent Class A Common Stock in exchange for the Company Share Certificate so surrendered or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

          (d) After the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock. If, after the Effective Time, Company Share Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger
Consideration provided for, and in accordance with the procedures set forth, in this Article II.

          (e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.03(a) that remains unclaimed by the holders of Company Share Certificates six months after the Effective Time of the Merger shall be returned to Parent, upon demand, and any such holder who has not exchanged his Company Share Certificates for the Merger Consideration in accordance with this Section 2.03 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration, any cash payable in lieu of fractional shares pursuant to Section 2.04 and any dividends payable pursuant to Section 2.03(f) in respect of his shares. Notwithstanding the foregoing, Parent shall not be liable to any holder of Company Share Certificates for any amount paid to a public official pursuant to applicable abandoned property laws. Any amounts remaining unclaimed by holders of Company Share Certificates seven years after the Effective Time of the Merger (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

          (f) No dividends or other distributions with respect to Parent Class A Common Stock issued in the Merger shall be paid to the holder of any unsurrendered Company Share Certificates until such certificates are surrendered as provided in this Section 2.03. Subject to the effect of applicable laws, following the surrender of such certificates, there shall be paid, without interest, to the record holder of the Parent Class A Common Stock issued in exchange therefor at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time of the Merger payable prior to or on the date of such surrender with respect to such whole shares of Parent Class A Common Stock and not previously paid, less the amount of any withholding taxes (if any) which may be required thereon.

          SECTION 2.04  Fractional Shares.  (a)  No fractional shares of
                        -----------------
Parent Class A Common Stock shall be issued in the Merger, but in lieu thereof each holder of Company Share Certificates otherwise entitled to a fractional share of Parent Class A Common Stock will be entitled to receive, from the Exchange Agent in accordance with the provisions of this Section 2.04, a cash payment in lieu of such fractional shares of Parent Class A Common Stock representing such holder's proportionate interest, if any, in the net proceeds from the sale by the Exchange Agent in one or more transactions of (i) the number of shares of Parent Class A Common Stock delivered to the Exchange Agent by Parent pursuant to Section 2.03(a) over
(ii) the aggregate number of whole shares of Parent Class A Common Stock to be distributed to the holders of the Company Share Certificates pursuant to
Section 2.03(b) (such excess being herein called the "Excess Shares"). As soon as practicable after the Effective Time of the Merger, the Exchange Agent, as agent for the holders of the Company Share Certificates, shall sell the Excess Shares at then prevailing prices on the NYSE all in the manner provided in the following paragraph.

          (b) The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The proceeds from such sale or sales available for distribution to the holders of Company Share Certificates shall be reduced by the compensation payable to the Exchange Agent and the expenses incurred by the Exchange Agent, in each case, in connection with such sale or sales of the Excess Shares, including all related commissions, transfer taxes and other out-of-pocket transaction costs. Until the net proceeds of such sale or sales have been distributed to the holders of Company Share Certificates, the Exchange Agent shall hold such net proceeds in trust for the holders of Company Share Certificates (the "Common Shares Trust"). The Exchange Agent shall determine the portion of the Common Shares Trust to which each holder of Company Share Certificates shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of Company Share Certificates would otherwise be entitled and the denominator of which is the aggregate amount of fractional share interests to which all holders of Company Share Certificates would otherwise be entitled.

          (c) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Share Certificates in lieu of any fractional shares of Parent Class A Common Stock, the Exchange Agent shall pay such amounts without interest to such holders of Company Share Certificates who have surrendered their Company Share Certificates to the Exchange Agent.


                                  ARTICLE III

                        Representations and Warranties
                        ------------------------------

          SECTION 3.01  Representations and Warranties of the Company.  The
                        ---------------------------------------------
Company represents and warrants to Parent and Sub as follows:

          (a)  Organization, Standing and Corporate Power.  Each of the
               ------------------------------------------
     Company and each of its Subsidiaries (as defined in Section 3.01(b)) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Company and each of its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) could not be reasonably expected to have a material adverse effect (as defined in Section 8.03) with respect to the Company. Attached as Section 3.01(a) of the disclosure schedule ("Disclosure Schedule") delivered to Parent by the Company at the time of execution of this Agreement are complete and correct copies of the Certificate of Incorporation and By-laws of the Company. The Company has delivered to Parent complete and correct copies of the articles of organization (or other organizational documents) and by-laws of each of its Subsidiaries, in each case as amended to the date of this Agreement, as well as correct and complete copies of all minutes of meetings of the Board of Directors and committees thereof of the Company since March 1995.

          (b)  Subsidiaries.  The only direct or indirect subsidiaries of the
               ------------
     Company (other than subsidiaries of the Company that would not constitute in the aggregate a "Significant Subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC")) are those listed in Section 3.01(b) of the Disclosure Schedule (the "Subsidiaries"). All the outstanding shares of capital stock of each such Subsidiary have been validly issued and are fully paid and nonassessable and are owned (of record and beneficially) by the Company, by another Subsidiary (wholly owned) of the Company or by the Company and another such Subsidiary (wholly owned), free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except for the ownership interests set forth in Section 3.01(b) of the Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other ownership interest, and does not have any option or similar right to acquire any assets or equity or other ownership interest, in any corporation, partnership, business association, joint venture or other entity.

          (c)  Capital Structure.  As of September 22, 1997, the authorized
               -----------------
     capital stock of the Company consists of (i) 75,000,000 shares of Company Common Stock, (ii) 1,300,000 shares of Non-Voting Common Stock, each having a par value of one cent ($0.01) ("Non-Voting Common Stock"), and (iii) 15,000,000 shares of preferred stock, each having a par value of one cent ($0.01) ("Preferred Stock"). As of the close of business on September 22, 1997, there were (i) 32,139,334 shares of Company Common Stock, 0 shares of Non-Voting Common Stock and 0 shares of Preferred Stock issued and outstanding; (ii) 20,000 shares of Company Common Stock held in the treasury of the Company; (iii) 784,734 shares of Company Common Stock reserved for issuance upon exercise of authorized but unissued Company Stock Options pursuant to the Stock Plans; (iv) 5,102,400 shares of Company Common Stock reserved for issuance upon the conversion of the Convertible Debentures; and (v) 1,662,966 shares of Company Common Stock issuable upon exercise of outstanding Company Stock Options. Schedule 3.01(c) sets forth the name of each holder of outstanding options to acquire shares of Company Common Stock, the number of options held and the exercise prices of such options. Except as set forth above, no shares of capital stock or other equity securities of the Company are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Stock Plans will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Other than the Convertible Debentures and the Company Stock Options, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company or of any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of September 22, 1997, the only outstanding indebtedness for borrowed money of the Company and its subsidiaries is set forth on Schedule 3.01(c). Other than the Convertible Debentures and the Company Stock Options, (i) there are no outstanding contractual obligations, commitments, understandings or arrangements of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of the Company or any of its subsidiaries and (ii) to the knowledge of the Company, there are no irrevocable proxies with respect to shares of capital stock of the Company or any subsidiary of the Company. Except (i) as set forth above, (ii) for the Registration Rights Agreement, dated as of May 9, 1996, among the Company, the Stockholder and Calvin Klein, Inc., the registration obligations under which will expire upon the issuance to Calvin Klein, Inc. of shares of Parent Class A Common Stock in the Merger, and (iii) Sections 11.2 and
     11.3 of the Third Amended and Restated Limited Liability Company Agreement of New Rio, L.L.C., dated as of May 9, 1996, the registration obligations under which will expire upon the issuance to the Stockholder of shares of Parent Class A Common Stock in the Exchange, there are no agreements or arrangements pursuant to which the Company is or could be required to register shares of Company Common Stock or other securities under the Securities Act of 1933, as amended (the "Securities Act"), or other agreements or arrangements with or among any securityholders of the Company with respect to securities of the Company.

          (d)  Authority; Noncontravention.  The Company has the requisite
               ---------------------------
     corporate and other power and authority to enter into this Agreement and, subject to the Company Stockholder Approval with respect to the consummation of the Merger, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contem-plated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Except as disclosed in Section 3.01(d) of the Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its subsidiaries under, (i) the Certificate of Incorporation or By-laws of the Company or the comparable charter or organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or Liens that individually or in the aggregate could not be reasonably expected to have a material adverse effect with respect to the Company or could not reasonably be expected to prevent or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby or thereby, except, with respect to this Agreement, for (i) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing with the SEC of (y) a proxy statement relating to the Company Stockholder Approval (such proxy statement as amended or supplemented from time to time, together with the proxy statement, if necessary, for the Parent Stockholder Approval, if necessary (as defined in Section 3.02(j)), the "Joint Proxy Statement"), and (z) such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, the filing of a certificate of merger with the appropriate authorities in the necessary jurisdictions in the event Parent makes an election referred to in Section 1.01, and the filing of appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (iv) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices as are set forth in Section 3.01(d) of the Disclosure Schedule.

          (e)  SEC Documents; Undisclosed Liabilities.  The Company has filed
               --------------------------------------
     all material required reports, schedules, forms, statements and other documents with the SEC since May 9, 1996, and the Company has delivered or made available to Parent all reports, schedules, forms, statements and other documents filed by the Company with the SEC since such date (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents (including any and all financial statements included therein) as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent set forth in Section 3.01(e) of the Disclosure Schedule and except to the extent revised or superseded by a subsequent filing with the SEC (a copy of which has been provided to Parent prior to the date of this Agreement), none of the SEC Documents filed by the Company since January 1, 1997 and prior to the date of this Agreement (the "Recent SEC Documents") contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in all SEC Documents filed since January 1, 1997 (the "SEC Financial Statements") comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments). Except as set forth in Schedule 3.01(e), at the date of the most recent audited financial statements of the Company included in the Recent SEC Documents, neither the Company nor any of its subsidiaries had, and since such date neither the Company nor any of such subsidiaries has incurred, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to the Company. To the best of the Company's knowledge, (i) all historical financial statements supplied to Parent by the Company for periods subsequent to June 30, 1997 have been prepared in accordance with generally accepted accounting principles (except as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject to normal year-end adjustments) and (ii) all financial data so supplied for such periods is true and accurate in all material respects.

          (f)  Information Supplied.  None of the information supplied or to
               --------------------
     be supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Class A Common Stock in the Merger (the "Form S-4") will, at the time the Form S-4 is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Joint Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholder Meeting (as defined in Section 5.01(b)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub for inclusion or incorporation by reference in the Joint Proxy Statement.

          (g)  Absence of Certain Changes or Events.  Except as disclosed in
               ------------------------------------
     Section 3.01(g) of the Disclosure Schedule or in the case of clause
     (ii), except as included in the Recent SEC Documents, since the date of the most recent audited financial statements included in the Recent SEC Documents (or, in the case of clauses (i) and (iii), since June 30, 1997), the Company has conducted its business in all material respects only in the ordinary course consistent with past practice, and there is not and has not been: (i) any material adverse change with respect to the Company (except for changes generally applicable to the economy in general and the specific industry in which the Company operates); (ii) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to the Company (except for changes generally applicable to the economy in general and the specific industry in which the Company operates); (iii) any event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 4.01 without the prior consent of Parent; or (iv) any condition, event or occurrence which could reasonably be expected to prevent or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement.

          (h)  Litigation; Labor Matters; Compliance with Laws.  (i)
               -----------------------------------------------
     Schedule 3.01(h) of the Disclosure Schedule set forth, as of the date of this Agreement, all suits, actions, counterclaims, proceedings or governmental or internal investigations pending or, to the knowledge of the Company, threatened in writing against or affecting the Company or any of its subsidiaries other than those which could not reasonably be expected to result in liability to the Company in excess of $150,000 in the aggregate. None of such suits, actions, counterclaims, proceedings or investigations (and no other suits, actions, counterclaims, proceedings or investigations), individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to the Company or prevent or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement or exploit all of the Company's licensed and other intellectual property rights; in addition, there is not any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries having, or which, insofar as reasonably could be foreseen by the Company, in the future could have, any such effect.

         (ii) Except as disclosed in Section 3.01(h)(ii) of the Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it or any of its subsidiaries the subject of any proceeding asserting that it or any subsidiary has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it or any of its subsidiaries pending or, to its knowledge, threatened, any of which could reasonably be expected to have a material adverse effect with respect to the Company.

        (iii) The conduct of the business of each of the Company and each of its subsidiaries and, to the knowledge of the Company, its contractors complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto, including the Foreign Corrupt Practices Act, except for violations or failures so to comply, if any, that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect with respect to the Company.

          (i)  Absence of Changes in Employee Benefit Plans.  Except as set
               --------------------------------------------
     forth on Schedule 3.01(i), since January 1, 1997, there has not been any adoption or amendment by the Company or any of its subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether formal or informal, oral or written) under which the Company or any of its subsidiaries currently has an obligation to provide benefits to any current or former employee, officer or director of the Company or any of its subsidiaries (collectively, "Employee Benefit Plans"). Except as disclosed in
     Section 3.01(i) of the Disclosure Schedule, there exist no written employment, consulting, severance, change in control, termination or indemnification agreements or any oral agreement regarding compensation, benefits and other perquisites with respect to any employee expected to earn in excess of $100,000 in total compensation in 1997, between the Company or any of its subsidiaries and any current or former employee, officer or director of the Company or any of its subsidiaries ("Employment Arrangements").

          (j)  ERISA Plans.  (i)  Section 3.01(j) of the Disclosure Schedule
               -----------
     contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA, hereinafter a "Welfare Plan"), stock option, stock purchase, deferred compensation plans or arrangements, and other material employee fringe benefit plans or arrangements with respect to which the Company and its subsidiaries or any other person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, including the Company, a "Commonly Controlled

     Entity") have any liability on account of any present or former officers, employees, directors or independent contractors of the Company (all the foregoing, in addition to Employee Benefit Plans defined in Section 3.01(i), collectively being herein called "Benefit Plans"). The Company has made available to Parent true, complete and correct copies of (1) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (2) the two most recent annual reports on Form 5500 and attached schedules filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required by applicable law), (3) the most recent summary plan description for each Benefit Plan for which such a summary plan description is required by applicable law, (4) each trust agreement and material insurance or annuity contract relating to any Benefit Plan, (5) the most recent determination letter, if applicable, for any Benefit Plan and (6) each written Employment Arrangement.

         (ii) Except as disclosed in Section 3.01(j) of the Disclosure Schedule, each Benefit Plan has been established and administered in all material respects in accordance with its terms. All the Benefit Plans are in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations. Except as disclosed in Section 3.01(j) of the Disclosure Schedule, all reports, returns and similar documents with respect to the Benefit Plans required to be filed with any governmental agency or distributed to any Benefit Plan participant have been duly and timely filed or distributed. Except as disclosed in Section 3.01(j) of the Disclosure Schedule, the Company has not received notice of any investigations by any governmental agency, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings against or involving any Benefit Plan or asserting any rights or claims to benefits under any Benefit Plan that could give rise to any material liability, and, to the best of the Company's knowledge, there are not any facts that could give rise to any material liability in the event of any such investigation, claim, suit or proceeding. No event has occurred and no condition exists that could reasonably be expected to subject any Commonly Controlled Entity to any material tax, fine or penalty imposed by ERISA, the Code or other applicable laws, rules and regulations.

        (iii) Except as disclosed in Section 3.01(j) of the Disclosure Schedule, (1) all contributions to, and payments from, the Benefit Plans that may have been required to be made in accordance with the terms of the Benefit Plans, any applicable collective bargaining agreement and, when applicable, Section 302 of ERISA or Section 412 of the Code, have been timely made.

         (iv) Except as disclosed in Schedule 3.01(j), each Company Benefit Plan intended to qualify under Section 401(a) of the Code has been the subject of a determination letter from the Internal Revenue Service to the effect that such Benefit Plan is qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code or application therefor has been timely made; no such determination letter has been revoked, and, to the knowledge of the Company, revocation has not been threatened nor is it expected.

          (v) Schedule 3.01(j) discloses whether: (1) any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of

     ERISA) has occurred during the past three years that involves the assets of any Benefit Plan that could subject the Company, any of its employees or a Company indemnified fiduciary under any Benefit Plan to a material tax or penalty on prohibited transactions imposed by Section 4975 of ERISA or the sanctions imposed under Title I of ERISA; or (2) any of the Company Benefit Plans has been terminated.

         (vi) Other than the ILGWU National Retirement Fund, no Commonly Controlled Entity sponsors, maintains, contributes to or has any liability in respect of any "employee benefit plan" which is subject to Title IV of ERISA, including any multiemployer plan, multiple employer plan or single-employer plan.

        (vii) No Commonly Controlled Entity has incurred any material liability that remains unsatisfied to a Pension Plan (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation (other than for the payment of premiums not yet due).

       (viii) Except as disclosed in Schedule 3.01(j), no Commonly Controlled Entity has incurred any "withdrawal liability" (as defined in Section 4201 of ERISA), which liability has not been fully paid as of the date hereof, or has announced an intention to withdraw, but has not yet completely withdrawn, from a "multiemployer plan"; and, to the best of the Company's knowledge, no action has been taken, and no circumstances exist, that alone or with the passage of time could result in either a partial or complete withdrawal from such a Multiemployer Plan by any Commonly Controlled Entity.

          (k)  Certain Employee Payments.  Except as disclosed in Section
               -------------------------
     3.01(k) of the Disclosure Schedule, or as may be necessary or appropriate to give effect to Section 2.02 no Benefit Plan or Employment Arrangement provides for the payment to any current or former director or employee of the Company or any Commonly Controlled Entity of any money, other property or rights, or accelerate other rights or benefits to any such employee or director as a result of the transactions contemplated by this Agreement, whether or not (i) such payment, acceleration or provision would constitute a "parachute payment" (within the meaning of Section 280G of the Code), or (ii) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered. Except as disclosed in Section 3.01(k) of the Disclosure Schedule, no payment, acceleration or provision referred to in the preceding sentence would constitute or give rise to a "parachute payment" within the meaning of Section 280G of the Code.

          (l)  Tax Returns and Tax Payments.  The Company and each of its
               ----------------------------
     subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which the Company or any of its subsidiaries is or has been a member (a "Consolidated Group") has timely filed all Tax Returns required to be filed by it and has paid all Taxes shown thereon to be due. The Company and its subsidiaries have made adequate provision (to the extent required by, and in accordance with generally accepted accounting principles ("GAAP")) for all Taxes payable for any periods that end before the Effective Time of the Merger for which no Tax Returns have yet been filed and for any periods that begin before the Effective Time of the Merger and end after the Effective Time of the Merger to the extent such Taxes are attributable to the portion of any such period ending at the Effective Time of the Merger, and the charges, accruals and reserves for Taxes reflected in the financial statements of the Company and its subsidiaries are adequate under GAAP to cover the Tax liability accruing or payable by the Company and its subsidiaries in respect of periods prior to the date hereof. Except as set forth in
     Section 3.01(l) of the Disclosure Schedule: (i) no material claim for unpaid Taxes has become a lien against the property of the Company or any of its subsidiaries or is being asserted against the Company or any of its subsidiaries, (ii) no audit or other proceeding with respect to any Taxes due from the Company or any of its subsidiaries or any Tax Return of the Company or any of its subsidiaries is pending, threatened, to the best of the Company's knowledge, or being conducted by a Tax authority, and (iii) no extension of the statute of limitations on the assessment of any Taxes has been granted by the Company nor any of its subsidiaries and is currently in effect, (iv) neither the Company or any of its subsidiaries (A) has been a member of a Consolidated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any liability for the Taxes of any person (other than the Company and its subsidiaries), including liability arising from the application of Treasury Regulation section 1.1502-6 or any analogous provision of state, local or foreign law, or as a transferee or successor, by contract, or otherwise, (v) no consent under Section 341(f) of the Code has been filed with respect to the Company or any of its subsidiaries and (vi) all Taxes required to be withheld, collected or deposited by or with respect to the Company and each of its subsidiaries have been timely withheld, collected or deposited, as the case may be, and, to the extent required, have been paid to the relevant taxing authority. As used herein, "Taxes" shall mean all taxes of any kind, including those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, "Tax Return" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

          (m)  Section 203 of the DGCL Not Applicable.  The Board of
               --------------------------------------
     Directors of the Company has, prior to the execution hereof and prior to the execution of the Stock Exchange Agreement, (i) approved the execution and delivery by the Company of this Agreement, and the execution and delivery by the parties thereto of the Stock Exchange Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and the Exchange and the other transactions contemplated by the Stock Exchange Agreement, and such approval and amendment are sufficient to render inapplicable to this Agreement, the Merger, the Exchange, the Stock Exchange Agreement and the other transactions contemplated hereby and thereby, the restrictions of Section 203(a) of the DGCL. Other than Section 203 of the DGCL, (y) no state takeover statute or similar statute or regulation of the State of Delaware (and, to the knowledge of the Company after due inquiry, of any other state or jurisdiction) applies or purports to apply to this Agreement, the Merger, the Exchange, the Stock Exchange Agreement or any of the other transactions contemplated hereby or thereby and (z) no provision of the certificate of incorporation, by-laws or other governing instruments of the Company or any of its subsidiaries or the terms of any rights plan or preferred stock of the Company would, directly or indirectly, restrict or impair the ability of Parent to vote, or otherwise to exercise the rights of a stockholder with respect to, securities of the Company and its subsidiaries that may be acquired or controlled by Parent (including the Stockholder Shares acquired pursuant to the Exchange) or permit any stockholder to acquire securities of the Company or the Surviving Corporation on a basis not available to Parent in the event that Parent were to acquire securities of the Company (including the Stockholder Shares acquired pursuant to the Exchange).

          (n)  Environmental Matters.  (i) Except as disclosed in Section
               ---------------------
     3.01(n) of the Disclosure Schedule:

               (A) The Company and its subsidiaries including their predecessors (I) are, and have been at all times since their formation, in compliance in all material respects with all applicable Environmental Laws; (II) hold all material Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them; (III) are, and have been, in compliance in all material respects with all of their Environmental Permits; and (IV) reasonably believe that: each of their Environmental Permits will be timely renewed and complied with, without material expense; any additional Environmental Permits that may be required of any of them will be timely obtained and complied with, without material expense; and compliance with any Environmental Law that is or is expected to become applicable to any of them will be timely attained and maintained, without material expense;

               (B) None of the Company or its subsidiaries has received any Environmental Claim, and none of the Company or its subsidiaries is aware, after reasonable inquiry, of any threatened Environmental Claim or of any circumstances, conditions or events that could reasonably be expected to give rise to an Environmental Claim, against the Company or any of its subsidiaries, in each case that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Company;

               (C) None of the Company or its subsidiaries has entered into or agreed to any consent decree or order under any Environmental Law, and none of the Company or its subsidiaries is subject to any judgment, decree or order of any governmental authority relating to compliance with any Environmental Law or to investigation, cleanup, remediation or removal of regulated substances under any Environmental Law;

               (D)  There are no (I) underground storage tanks,
          (II) polychlorinated biphenyls, (III) asbestos or asbestos-containing materials or (IV) Hazardous Materials present at any facility currently or formerly owned, leased or operated by the Company or any of its subsidiaries that could reasonably be expected to give rise to material liability of the Company or any of its subsidiaries under any Environmental Laws;

               (E) There are no past (including with respect to assets or businesses formerly owned, leased or operated by the Company or any of its subsidiaries) or present actions, activities, events, conditions or circumstances, including the release, threatened release, emission, discharge, generation, treatment, storage or disposal of Hazardous Materials, that could reasonably be expected to give rise to material liability of the Company or any of its subsidiaries under any Environmental Laws or any contract or agreement; and

               (F) None of the Company or its subsidiaries has assumed or retained, by contract or operation of law, any material liabilities of any kind, fixed or contingent, under any Environmental Law or with respect to any Hazardous Material or Environmental Claim.

          (ii) The items on Section 3.01(n) of the Disclosure Schedule, individually and in the aggregate, could not reasonably be expected to have a material adverse effect with respect to the Company.

          (iii) The Company has provided or made available to Parent and Sub true and complete copies of all Environmental Reports in its possession or control.

          (iv) For purposes of this Agreement, the following terms shall have the following meanings:

                    "Environmental Claim" means any written notice, claim,
               demand, action, suit, complaint, proceeding or other communication by any person alleging liability or potential liability (including liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Materials at any location, whether or not owned, leased or operated by the Company or any of its subsidiaries, or Parent or any of its subsidiaries, as the case may be, or (ii) any Environmental Law or Environmental Permit.

                    "Environmental Laws" means any and all laws, rules,
               orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirement (including common law) of any foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

                    "Environmental Permits" means any and all permits,
               licenses, approvals, registrations, notifications, exemptions and any other authorization required under any Environmental Law.

                    "Environmental Report" means any report, study,
               assessment, audit, or other similar document that addresses any issue of actual or potential noncompliance with, or actual or potential liability under or cost arising out of, any Environmental Law that may in any way affect the Company.

                    "Hazardous Materials" means any gasoline or petroleum
               (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances or forces of any kind, whether or not any such substance or force is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

          (o)  Material Contract Defaults; Non-Competes.  (i)  The Company
               ----------------------------------------
     has provided or made available to Parent copies, and has provided a true and correct list to Parent, of all material contracts, agreements, commitments, arrangements, leases, licenses, policies or other instruments to which it or any of its subsidiaries is a party or by which it or any such subsidiary is bound ("Material Contracts").
     Neither the Company nor any of its subsidiaries is, or has received any notice or has any knowledge that any other party is, in default or unable to perform in any respect under any such Material Contract, including any license or agreement relating to intellectual property, except for those defaults which could not reasonably be expected, either individually or in the aggregate, to have a material adverse effect with respect to the Company; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default.

               (ii) Except as disclosed in Schedule 3.01(o), neither the Company nor any of its subsidiaries is a party to any agreement that expressly limits the ability of the Company or any of its subsidiaries to compete in or conduct any line of business or compete with any person in any geographic area or during any period of time.

          (p)  Brokers.  No broker, investment banker, financial advisor or
               -------
     other person other than Merrill Lynch, Pierce, Fenner & Smith Incorporated is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

          (q)  Opinion of Financial Advisor.  The Company has received the
               ----------------------------
     opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated, dated the date of this Agreement, to the effect that, as of the date thereof, the Exchange Ratio is fair, from a financial point of view, to the holders of the Company Common Stock (other than the Stockholder and its affiliates and Parent and its affiliates).

          (r)  Board Recommendation.  The Board of Directors of the Company,
               --------------------
     at a meeting duly called and held, has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, and the Stock Exchange Agreement and the transactions contemplated thereby, including the Exchange, taken together, are fair to and in the best interests of the stockholders of the Company (other than the Stockholder and its affiliates), and (ii) resolved to recommend that the holders of the shares of Company Common Stock approve and adopt this Agreement and the transactions contemplated herein, including the Merger.

          (s)  Required Company Vote.  The Company Stockholder Approval,
               ---------------------
     being the affirmative vote of a majority of the outstanding shares of Company Common Stock, is the only vote of the holders of any class or series of the Company's securities necessary to approve and adopt the Merger Agreement, the Merger and the other transactions contemplated hereby. There is no vote of the holders of any class or series of the Company's securities necessary to approve the Stock Exchange Agreement or the transactions contemplated thereby.

          (t)  Properties.  Except as disclosed in Schedule 3.01(t) hereto,
               ----------
     each of the Company and its subsidiaries (i) has good and marketable title to all the properties and assets reflected in the latest audited balance sheet included in the Recent SEC Documents as being owned by the Company or one of its subsidiaries or acquired after the date thereof which are, individually or in the aggregate, material to the Company's business on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of (A) all Liens except (1) statutory liens securing payments not yet due and (2) such imperfections or irregularities of title, or other Liens (other than real property mortgages or deeds of trust) as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, and (B) all real property mortgages and deeds of trust and (ii) is the lessee of all leasehold estates reflected in Schedule 3.01(t) hereto or acquired after the date thereof which are material to its business on a consolidated basis and is in possession of the properties purported to be leased thereunder, and each such lease is in full force and effect and is valid without material default (and the lessee has not received any notice of default, whether or not material) thereunder by the lessee or, to the Company's knowledge, the lessor.

          (u)  Trademarks and Related Contracts.  The Company and each of its
               --------------------------------
     subsidiaries owns the trademarks (including common law names and marks and federally registered names and marks) set forth on Schedule 3.01(u) in the United States and throughout the world, and owns and or is licensed to use (in each case, clear of any Liens), all patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as currently conducted which are material to the condition (financial and other), business, or operations of the Company (including all exclusive licensed rights in and to the names and trademarks "Calvin Klein", "CK/Calvin Klein", "Calvin Klein Jeans", "CK/Calvin Klein Jeans", "Calvin Klein Khakis" and "CK/Calvin Klein Khakis" (and variations thereof) for, on and in connection with certain men's and women's jeans and jeans-related items, khakis and khaki-related items and boys' and girls' jeans and jeans-related items in the United States, its territories and possessions, Mexico, Canada, South America and Central America (as more fully described in Schedule 3.01(u) hereto) and any variations or derivatives thereof used by the Company or its subsidiaries and its licensees, agents and distributors). To the best knowledge of the Company, (i) the use of such patents, trademarks, trade names, service marks, copyrights, technology, know-how and processes by the Company and its subsidiaries and authorized users does not infringe on the rights of any person, subject to such claims and infringements as do not, in the aggregate, give rise to any liability on the part of the Company and its subsidiaries which could have a material adverse effect with respect to the Company and (ii) no person is infringing on any right of the Company or any of its subsidiaries, licensees or authorized users with respect to any such patents, trademarks, service marks, trade names, copyrights, technology, know-how or processes, except in each of cases (i) or (ii) as set forth on Schedule 3.01(u). The Company and its subsidiaries, and, to the best of the Company's knowledge, licensees or authorized users are not in breach or violation in any material respect of any agreement relating to the use of any of the intellectual property identified in this provision, and they have not received any notification written or oral from any third party that there is any such violation, breach or inability to perform under any such agreement. There are no agreements, written or oral, except as set forth in
     Schedule 3.01(u), which in any material respect limit or otherwise relate to any rights by the Company or its shareholders to use any of its intellectual property.

          (v)  Transactions with Affiliates.  Except as set forth on Schedule
               ----------------------------
     3.01(v) and in the SEC Documents, from January 1, 1996 through the date of this Agreement, there has been no transaction, agreement, arrangement or understanding, or any related series thereof, between the Company or its subsidiaries or contractors, on the one hand, and the Company's affiliates (other than wholly-owned (excluding directors' and nominee shares) subsidiaries of the Company), on the other hand, in which the amount or value involved exceeded $60,000. As used in the definition of "affiliate", the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise.

          SECTION 3.02  Representations and Warranties of Parent and Sub.
                        ------------------------------------------------
Parent and Sub represent and warrant to the Company as follows:

          (a)  Organization, Standing and Corporate Power.  Each of Parent,
               ------------------------------------------
     Sub and the other Parent Subsidiaries (as defined in Section 3.02(b)) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Parent, Sub and the other Parent Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) could not reasonably be expected to have a material adverse effect with respect to Parent. Parent has delivered to the Company complete and correct copies of its Restated Certificate of Incorporation and By-laws and the certificate of incorporation (or other organizational documents) and by-laws of Sub and the Significant Subsidiaries of Parent as listed in
     Section 3.02(b) of the disclosure schedule (the "Parent Disclosure Schedule") delivered to the Company by Parent at the time of execution of this Agreement, in each case as amended to the date of this Agreement.

          (b)  Subsidiaries.  The only direct or indirect subsidiaries of
               ------------
     Parent (other than such subsidiaries that would not constitute in the aggregate a Significant Subsidiary) are listed in Section 3.02(b) of the Parent Disclosure Schedule (together with Sub, the "Parent Subsidiaries"). All the outstanding shares of capital stock of each such Parent Subsidiary have been validly issued and are fully paid and nonassessable and are owned (of record and beneficially) by Parent, by another Parent Subsidiary (wholly owned) or by Parent and another such Parent Subsidiary (wholly owned), free and clear of all Liens. Except for the ownership interests set forth in Section 3.02(b) of the Parent Disclosure Schedule, Parent does not own, directly or indirectly, any capital stock or other ownership interest, and does not have any option or other right to acquire any assets or equity or other ownership interest in any corporation, partnership, business association, joint venture or other entity.

          (c)  Capital Structure.  The authorized capital stock of Parent
               -----------------
     consists of (i) 130,000,000 shares of Parent Class A Common Stock and
     (ii) 10,000,000 shares of preferred stock, par value $0.01 per share ("Parent Preferred Stock"). As of the close of business on September 22, 1997, there are (i) 52,097,548 shares of Parent Class A Common Stock and no shares of Parent Preferred Stock issued and outstanding;
     (ii) 739,363 shares of Parent Class A Common Stock held in the treasury of Parent; and (iii) 8,441,164 shares of Parent Class A Common Stock reserved for issuance pursuant to the Employee Stock Plan, the 1993 Stock Plan for Non-Employee Directors, and the Amended and Restated 1993 Stock Plan (the "Parent Stock Plans"). Except as set forth above, no shares of capital stock or other equity securities of Parent are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Parent are, and all shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Parent may vote. Except as set forth above, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent or any of its subsidiaries is a party or by which any of them is bound obligating Parent or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Other than pursuant to the Parent Stock Plans and the Citibank Equity Options Stock Buyback Program, there are no outstanding contractual obligations, commitments, understandings or arrangements of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of Parent or any of its subsidiaries. The authorized capital stock of Sub consists of 100 shares of common stock, par value $0.01 per share, all of which have been validly issued, are fully paid and nonassessable and are owned by Parent, free and clear of any Lien.

          (d)  Authority; Noncontravention.  Parent and Sub have all
               ---------------------------
     requisite corporate and other power and authority to enter into this

     Agreement and, subject to the Parent Stockholder Approval, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Sub, subject to the Parent Stockholder Approval. This Agreement has been duly executed and delivered by each of Parent and Sub and constitutes a valid and binding obligation of each of Parent and Sub, enforceable against such party in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, (i) the certificate of incorporation or by-laws of Parent or Sub or the comparable charter or organizational documents of any other subsidiary of Parent, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent, Sub or any other subsidiary of Parent or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to Parent, Sub or any other subsidiary of Parent or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or Liens that individually or in the aggregate could not reasonably be expected to have a material adverse effect with respect to Parent or could not reasonably be expected to prevent or materially delay the ability of Parent to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Parent, Sub or any other subsidiary of Parent in connection with the execution and delivery of this Agreement by Parent or Sub or the consummation by Parent or Sub, as the case may be, of any of the transactions contemplated hereby or thereby, except, with respect to this Agreement, for (i) the filing of a premerger notification and report form under the HSR Act, (ii) the filing with the SEC of (y) the Joint Proxy Statement relating to the Parent Stockholder Approval and the Form S-4 and (z) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement,
     (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, the filing of a certificate of merger with the appropriate authorities in the necessary jurisdictions in the event Parent makes an election referred to in Section 1.01 and the filing of appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (iv) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices as may be required under the "takeover" or "blue sky" laws of various states.

          (e)  SEC Documents; Undisclosed Liabilities.  Parent has filed all
               --------------------------------------
     material required reports, schedules, forms, statements and other documents with the SEC since January 1, 1996, and Parent has delivered or made available to the Company all reports, schedules, forms, statements and other documents filed with the SEC since such date (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents (including any and all consolidated financial statements included therein) as of such date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent set forth in Section 3.02(e) of the Parent Disclosure Schedule and except to the extent revised or superseded by a subsequent filing with the SEC (a copy of which has been provided to the Company prior to the date of this Agreement), none of the Parent SEC Documents filed by Parent since January 1, 1997 and prior to the date of this Agreement (the "Recent Parent SEC Documents") contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in such Recent Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments). Except as set forth in Schedule 3.02(e), at the date of the most recent audited financial statements of Parent included in the Recent Parent SEC Documents, neither Parent nor any of its subsidiaries had, and since such date neither Parent nor any of such subsidiaries has incurred, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to Parent.

          (f)  Information Supplied.  None of the information supplied or to
               --------------------
     be supplied by Parent or Sub for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Joint Proxy Statement will, at the date it is first mailed to Parent's stockholders or at the time of the Parent Stockholder Meeting (as defined in Section 5.01(c)), if such meeting is being held, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the Form S-4.

          (g)  Absence of Certain Changes or Events.  Except as disclosed in
               ------------------------------------
     Section 3.02(g) of the Disclosure Schedule or, in the case of clause
     (ii), except as included in the Recent Parent SEC Documents, since the date of the most recent audited financial statements included in such Recent Parent SEC Documents (or, in the case of clauses (i) and (iii), since June 30, 1997), Parent has conducted its business in all material respects only in the ordinary course consistent with past practice, and there is not and has not been (i) any material adverse change with respect to Parent (except for changes generally applicable to the economy in general and the specific industry in which Parent operates);
     (ii) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to Parent;
     (iii) any event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 4.02 without the prior consent of the Company; or (iv) any condition, event or occurrence which could reasonably be expected to prevent or materially delay the ability of Parent to consummate the transactions contemplated by this Agreement.

          (h)  Brokers.  No broker, investment banker, financial advisor or
               -------
     other person other than Lazard Freres & Co. LLC is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

          (i)  Opinion of Financial Advisor.  Parent has received the opinion
               ----------------------------
     of Lazard Freres & Co. LLC, dated the date of this Agreement, to the effect that the Exchange Ratio in connection with the Exchange and the Merger, taken as a whole, is fair, from a financial point of view, to Parent and the holders of the Parent Class A Common Stock.

          (j)  Required Parent Stockholder Vote.  The issuance of shares in
               --------------------------------
     connection with the transactions contemplated hereby would, to the extent required by the applicable regulations of the NYSE, require the affirmative vote of the holders of a majority of the shares of Parent Class A Common Stock present in person or represented by proxy and entitled to vote at the Parent Stockholder Meeting. The stockholder action specified above is collectively referred to as the "Parent Stockholder Approval."

          (k)  Interim Operations of Sub.  Sub was formed on September 18,
               -------------------------
     1997 solely for the purpose of engaging in the transactions contemplated hereby and, in all material respects, has engaged in no other business activities and has conducted its operations only as contemplated hereby, except that Sub is required in accordance with the terms of the existing bank credit agreement of Warnaco Inc., a wholly owned subsidiary of Parent, to guarantee Warnaco Inc.'s obligations thereunder.

          (l)  Board Recommendation.  The Board of Directors of Parent, at a
               --------------------
     meeting duly called and held, has (i) determined that this Agreement and the transactions contemplated hereby, including the issuance of shares of Parent Class A Common Stock in the Merger and the Exchange, are fair to and in the best interests of the stockholders of Parent, and (ii) resolved to recommend that the holders of the shares of Parent Class A Common Stock approve the issuance of shares of Parent Class A Common Stock in connection with the Merger and the transactions contemplated hereby.

          (m)  Certain Employee Payments.  No Benefit Plan or Employment
               -------------------------
     Arrangement provides for the payment to any current or former director or employee of Parent of any money or other property or rights or accelerates or provides any other rights or benefits to any such employee or director as a result of the transactions contemplated by this Agreement, whether or not (i) such payment, acceleration or provision would constitute a "parachute payment" (within the meaning of Section 280G of the Code), or (ii) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

          (n)  Tax Returns and Tax Payments.  Parent and each of its
               ----------------------------
     subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which Parent or any of its subsidiaries is or has been a member has timely filed all Tax Returns required to be filed by it and has paid all Taxes shown thereon to be due, except to the extent that any such failure to file or pay could not reasonably be expected to have a material adverse effect on Parent.

          (o)  Litigation, Compliance With Law.  (i)  There are no suits,
               -------------------------------
     actions, counterclaims, proceedings or investigations pending or, to the knowledge of Parent, threatened in writing against Parent or any of its subsidiaries other than those which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect with respect to Parent.

               (ii) The conduct of the business of each of Parent and each of its subsidiaries and, to the knowledge of Parent, its contractors complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto, including the Foreign Corrupt Practices Act, except for violations or failures so to comply, if any, that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect with respect to Parent.

          (p)  Material Contract Defaults.  Neither Parent nor any of its
               --------------------------
     subsidiaries is, or has received any notice or has any knowledge that any other party is, in default or unable to perform in any respect under any of its Material Contracts, including any license or agreement relating to intellectual property, except for those defaults or inabilities to perform which could not reasonably be expected, either individually or in the aggregate, to have a material adverse effect with respect to Parent.

          (q)  Assets.  The assets, properties, rights and contracts,
               ------
     including (as applicable), title or leaseholds thereto, of Parent and its subsidiaries, taken as a whole, are sufficient to permit Parent and its subsidiaries to conduct their business as currently being conducted with only such exceptions as could not be reasonably expected to have a material adverse effect on Parent.

          (r)  Trademarks and Related Contracts.  Parent and each of its
               --------------------------------
     subsidiaries owns and/or is licensed to use (in each case, clear of any Liens), all patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as currently conducted which are material to the condition (financial and other), business, or operations of the Company, except to the extent any such failure could not reasonably be expected to have a material adverse effect on Parent.


                                  ARTICLE IV

           Covenants Relating to Conduct of Business Prior to Merger
          ---------------------------------------------------------

          SECTION 4.01  Conduct of Business of the Company.  (a)  Conduct of
                        ----------------------------------        ----------
Business by the Company.  During the period from the date of this Agreement
-----------------------
to the Effective Time of the Merger (except as otherwise specifically required by the terms of this Agreement), the Company shall, and shall cause its subsidiaries to, act and carry on their respective businesses in the usual, regular and ordinary course of business consistent with past practice and, to the extent consistent therewith, use its reasonable best efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, advertisers, distributors and others having business dealings with them to the end that their goodwill and ongoing businesses shall be materially unimpaired at the Effective Time of the Merger. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time of the Merger, the Company shall not, and shall not permit any of its subsidiaries to, without the prior written consent of Parent (which consent will not be unreasonably withheld and shall be deemed granted if not denied within 48 hours after written notice to Parent):

           (i) (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions paid by Designer Preferred Trust on its 6% Convertible Trust Originated Preferred Securities in accordance with the terms of such securities, by a direct or indirect wholly owned subsidiary of the Company to its parent, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

         (ii) authorize for issuance, issue, deliver, sell, transfer, pledge or otherwise encumber any shares of its capital stock or the capital stock of any of its subsidiaries, any other voting securities or any securities convertible into or exercisable or exchangeable for, or any rights, warrants, calls, commitments or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including stock appreciation rights) (other than the issuance of Company Common Stock upon the exercise of options to purchase shares of Company Common Stock outstanding on the date of this Agreement and in accordance with their present terms);

        (iii) amend its certificate of incorporation, by-laws or other comparable organizational documents;

         (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof;

          (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of, close or shut down its properties or assets, other than reasonable sales of inventory in the ordinary course of business and assets having an aggregate value not in excess of $250,000, except that the foregoing shall not preclude the Company from entering into a sublease on commercially reasonable terms with respect to its distribution centers in North Arlington and Secaucus, New Jersey and the second floor of 1385 Broadway in New York City;

          (vi) (x) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, (y) amend the terms of any outstanding security in a manner that would increase its obligations thereunder or (z) make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or any direct or indirect wholly owned subsidiary of the Company;

         (vii) acquire or agree to acquire any assets (other than inventory not in excess of 105% of the monthly cumulative budget set forth on
     Schedule 4.01(vii)) the value of which, individually or in the aggregate, exceeds $250,000, or make or agree to make any capital expenditures other than those set forth on Schedule 4.01(vii);

       (viii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction, (x) of liabilities or obligations in the ordinary course of business consistent with past practice, (y) liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Recent SEC Documents or (z) other claims, liabilities or obligations in the aggregate in an amount (or having a value in an amount) not in excess of $1,000,000, or waive, release, grant, or transfer any rights of value or modify or change any existing license, lease, contract or other document in any manner that would be material to the Company or enter into any new outlet lease or license, or any other material lease, contract or other document;

         (ix) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

          (x) enter into any new collective bargaining agreement or any successor collective bargaining agreement to any collective bargaining agreement or amend any existing collective bargaining agreement disclosed in Section 3.01(h)(ii) of the Disclosure Schedule;

         (xi) change any accounting principle used by it, except for such changes as may be required to be implemented following the date of this Agreement pursuant to generally accepted accounting principles or rules and regulations of the SEC promulgated following the date hereof;

        (xii) settle or compromise any litigation (whether or not commenced prior to the date of this Agreement), other than litigation not in excess of amounts reserved for in the most recent consolidated financial statements of the Company included in the Recent SEC Documents or, if not so reserved for, in an aggregate amount not in excess of $250,000 (provided in either case such settlement documents do not involve any material non-monetary obligations on the part of the Company);

       (xiii)  close, shut down or otherwise eliminate any of its facilities;

        (xiv) enter into (or commit to enter into) any new lease or amend or renew any existing lease or purchase or acquire or enter into any agreement to purchase or acquire any real estate or terminate any existing lease other than leases for machinery or equipment requiring an aggregate annual commitment not in excess of $100,000;

         (xv) change any Tax election, change any annual Tax accounting period, change any method of Tax accounting, file any amended Tax return, enter into any closing agreement relating to any material Tax, settle any material Tax claim or assessment, surrender any right to claim a Tax refund or consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment, if such acts, either separately or in the aggregate, would have the effect of materially increasing the Tax liability of or materially reducing the Tax assets of the Company or any of its subsidiaries or of Parent or any of its subsidiaries;

        (xvi) except as contemplated by Section 5.14, change the composition, fill any vacancies or increase the size of the Company's Board of Directors; or

       (xvii) authorize any of, or commit or agree to take any of, the foregoing actions.

          (b)  Changes in Employment Arrangements.  Without the written
               ----------------------------------
consent of Parent (which consent will not be unreasonably withheld), neither the Company nor any of its subsidiaries shall (except as may be required in order to give effect to the requirements of Section 2.02) adopt or amend (except as may be required by law) any bonus, profit sharing, compensation, stock option (including by accelerating or altering the vesting thereof) pension, retirement, deferred compensation, severance, change-in-control, fringe benefits, employment or other employee benefit plan, agreement, trust, fund or other arrangement (including any Benefit Plan or Employment Arrangement) for the benefit or welfare of any employee, director or former director or employee, increase the compensation, bonus or fringe benefits of any director, employee or former director or employee or pay any benefit not required by any existing plan, arrangement or agreement, except that the Company will be permitted to (i) provide for the payment of up to $3,500,000 to certain employees on terms reasonably acceptable to Parent and (ii) grant merit increases in salaries of employees (other than officers) at regularly scheduled times in customary amounts consistent with past practices.

          (c)  Severance.  Neither the Company nor any of its subsidiaries
               ---------
shall grant any new or modified severance or termination arrangement or increase or accelerate any benefits payable under its severance or termination pay policies in effect on the date hereof.

          (d)  Transition.  In order to facilitate an orderly transition of
               ----------
the business of the Company to a wholly owned subsidiary of Parent and to permit the coordination of their related operations on a timely basis, the Company shall consult with Parent on all strategic and material operational matters. The Company shall make available to Parent at the Company's facilities office space in order to assist it in observing all operations and reviewing all matters concerning the Company's affairs. Without in any way limiting the provisions of Section 5.04, Parent, its subsidiaries, officers, employees, counsel, financial advisors and other representatives shall, upon reasonable notice to the Company, be entitled to review the operations and visit the facilities of the Company and its subsidiaries at all times as may be deemed reasonably necessary by Parent in order to accomplish the foregoing arrangement.

          SECTION 4.02  Conduct of Business of Parent.  (a)  During the
                        -----------------------------
period from the date of this Agreement to the Effective Time of the Merger (except as otherwise specifically required by the terms of this Agreement), Parent shall, to the extent consistent with Parent's reasonable commercial judgment and to the extent material, use its reasonable best efforts to preserve intact its and its subsidiaries' current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, advertisers, distributors and others having business dealings with them to the end that their goodwill and ongoing businesses shall be materially unimpaired at the Effective Time of the Merger.

          (b) Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time of the Merger, Parent shall not, without the prior written consent of the Company (which consent will not be unreasonably withheld and shall be deemed granted if not denied within 48 hours after written notice to the Company), adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization.

                                   ARTICLE V

                             Additional Agreements
                             ---------------------

          SECTION 5.01  Preparation of Form S-4 and the Joint Proxy
                        -------------------------------------------
Statement; Stockholder Meetings.  (a)  Promptly following the execution of
-------------------------------
this Agreement, the Company and Parent shall prepare and file with the SEC the Joint Proxy Statement, and Parent shall prepare and file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to the Company's stockholders, and Parent will use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to Parent's stockholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. The information provided and to be provided by Parent, Sub and the Company, respectively, for use in the Form S-4 shall, at the time the Form S-4 becomes effective and on the dates of each of the Company Stockholder Meeting and the Parent Stockholder Meeting, be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make such information not misleading, and the Company, Parent and Sub each agree to correct immediately upon the discovery thereof any information provided by it for use in the Form S-4 which shall have become false or misleading.

          (b) Unless the Board of Directors of the Company shall take any action permitted by the fifth sentence of this Section 5.01(b), the Company shall cause a meeting of its stockholders (the "Company Stockholder Meeting") to be duly called and held as soon as practicable after the date of this Agreement for the purpose of voting on the approval and adoption of this Agreement and the Merger. The Board of Directors of the Company shall set the record date for the Company Stockholder Meeting to occur immediately following the consummation of the Exchange so that (and only if) Parent is the holder of record for purposes of such Company Stockholder Meeting of the shares of Company Common Stock acquired in the Exchange, which shares shall constitute in excess of a majority of the issued and outstanding shares of Company Common Stock. In the event that it becomes necessary to delay the date of the Company Stockholder Meeting, the Company shall use its best efforts to ensure that any such delay does not frustrate the purpose of the immediately preceding sentence, including by issuing shares of Company Common Stock in accordance with Section 5.19 immediately prior to setting any new record date. The Board of Directors of the Company shall recommend approval and adoption of this Agreement and the Merger by the Company's stockholders. The Board of Directors of the Company shall not be permitted to withdraw, amend or modify in a manner adverse to Parent such recommendation (or announce publicly its intention to do so), except that prior to the consummation of the Exchange, the Board of Directors shall be permitted to withdraw, amend or modify its recommendation (or publicly announce its intention to do so) but only if (i) the Company has complied with Section 5.13, (ii) an Alternative Transaction (as defined in Section 7.01) shall have been proposed by any person other than Parent or its affiliates, (iii) the Company shall have notified Parent of such Alternative Transaction at least five business days in advance of such withdrawal, amendment or modification and (iv) the Board of Directors of the Company shall have determined in its good faith judgment that such Alternative Transaction is more favorable to the Company's stockholders than this Agreement and the Merger and, as a result, the Board of Directors of the Company shall have determined in good faith, based upon the advice of outside counsel, that it is obligated by its fiduciary obligations under applicable law to modify, amend or withdraw such recommendation; provided that no such withdrawal, amendment or modification shall be made unless the Company shall have delivered to Parent in accordance with Section 5.13(b) a written notice advising Parent that the Board of Directors of the Company has received an Acquisition Proposal and identifying the person making such Acquisition Proposal.

          (c) Unless the Board of Directors of the Company shall take any action permitted by the fifth sentence of paragraph (b) above, and only to the extent required by applicable regulations of the NYSE, Parent shall cause a meeting of its stockholders (the "Parent Stockholder Meeting") to be called and held as soon as reasonably practicable after the date of this Agreement for the purpose of voting on the issuance of shares of Parent Class A Common Stock in connection with the transactions contemplated hereby and, at such meeting, the Board of Directors of Parent shall recommend approval by Parent's stockholders of such issuance of shares of Parent Class A Common Stock. Nothing contained in this Section 5.01(c) shall prohibit Parent from making any disclosure to Parent's stockholders if, in the good faith judgment of the Board of Directors of Parent, upon the advice of counsel, failure to make such disclosure would be inconsistent with applicable laws.

          (d) If the Parent Stockholder Meeting is being held, the recommendations of the Boards of Directors of Parent and the Company referred to in paragraphs (b) and (c) above, together with copies of the opinions referred to in Sections 3.01(q) and 3.02(i), shall be included in the Joint Proxy Statement. Parent and the Company will use reasonable efforts to hold such meetings on the same day and use their best efforts to hold such meetings as soon as practicable after the date hereof.

          (e) The Company will cause its transfer agent to make stock transfer records relating to the Company available to the extent reasonably necessary to effectuate the intent of this Agreement.

          SECTION 5.02  Letter of the Company's Accountants.  The Company
                        -----------------------------------
shall use its reasonable best efforts to cause to be delivered to Parent a letter of Coopers & Lybrand LLP, the Company's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4. In connection with the Company's efforts to obtain such letter, if requested by Coopers & Lybrand LLP, Parent shall provide a representation letter to Coopers & Lybrand LLP complying with SAS 72, if then required.

          SECTION 5.03  Letter of Parent's Accountants.  Parent shall use its
                        ------------------------------
reasonable best efforts to cause to be delivered to the Company a letter of Price Waterhouse LLP, Parent's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4. In connection with the Parent's efforts to obtain such letter, if requested by Price Waterhouse LLP, the Company shall provide a representation letter to Price Waterhouse LLP complying with SAS 72, if then required.

          SECTION 5.04  Access to Information; Confidentiality.  (a)  The
                        --------------------------------------
Company shall, and shall cause its subsidiaries, officers, employees, counsel, financial advisors and other representatives to, afford to Parent and its representatives reasonable access during normal business hours during the period prior to the Effective Time of the Merger to its properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause its subsidiaries, officers, employees and representatives to, furnish promptly to Parent (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and
(ii) all other information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. During the period prior to the Effective Time of the Merger, Parent shall provide the Company and its representatives with reasonable access during normal business hours to its properties, books, contracts, commitments, personnel and records as may be necessary to enable the Company to confirm the accuracy of the representations and warranties of Parent set forth herein and compliance by Parent and Sub of their obligations hereunder, and, during such period, Parent shall, and shall cause its subsidiaries, officers, employees and representatives to, furnish promptly to the Company (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (ii) all other information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. The foregoing shall not require Parent or the Company to share any information with respect to legal proceedings that could reasonably be expected to give rise to a breach of attorney-client privilege. Parent will hold, and will cause its directors, officers, employees, accountants, counsel, financial advisors and other representatives to hold, any nonpublic information of the Company in confidence to the extent required by, and in accordance with, the provisions of the letter dated September 11, 1997, between Parent and the Company (the "Confidentiality Agreement"). The Company will hold, and will cause its directors, officers, employees, accountants, counsel, financial advisors and other representatives to hold, any nonpublic information of Parent in confidence to the same extent Parent is required to hold nonpublic information of the Company in confidence pursuant to the Confidentiality Agreement.

          (b) No investigation pursuant to this Section 5.04 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

          SECTION 5.05  Reasonable Best Efforts.  Upon the terms and subject
                        -----------------------
to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement. Parent, Sub and the Company will use their reasonable best efforts and cooperate with one another
(i) in promptly determining whether any filings are required to be made or consents, approvals, waivers, permits or authorizations are required to be obtained (or, which if not obtained, would result in an event of default, termination or acceleration of any agreement or any put right under any agreement) under any applicable law or regulation or from any governmental authorities or third parties, including parties to loan agreements or other debt instruments and including such consents, approvals, waivers, permits or authorizations as may be required or necessary to transfer any assets and related liabilities of the Company to the Surviving Corporation in the Merger, in connection with the transactions contemplated by this Agreement, including the Merger and the Stock Exchange Agreement and (ii) in promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, permits or authorizations. Parent and the Company shall mutually cooperate in order to facilitate the achievement of the benefits reasonably anticipated from the Merger. In connection with the legal opinions referred to in Sections 6.02(c) and 6.03(c), Parent, Sub and the Company agree to deliver letters of representation reasonable under the circumstances as to their present intention and present knowledge.

          SECTION 5.06  Benefit Plans.  (a)  Effective as of the Closing,
                        -------------
Parent shall provide that all retained employees of the Company and its subsidiaries, who are not subject to collective bargaining agreements, shall participate in the Company's existing employee benefit plans or, at the option of the Parent, to participate in the employee benefit plans and arrangements of Parent (other than those plans that are the subject of collective bargaining) on a basis no less favorable in the aggregate than similarly situated employees of Parent and its subsidiaries and, with respect to employees who are the subject of collective bargaining agreements, all benefits and other terms and conditions of employment shall be provided in accordance with the applicable collective bargaining agreement; provided, however, that for purposes of the foregoing, no Stock Plan or other plan, program or arrangement related to the stock of the Company or its subsidiaries shall be considered nor shall Parent or any affiliate thereof have any obligation to issue or provide any benefits related to the stock of the Company or its subsidiaries, other than as provided in Section 2.02. In the event that any employee of the Company or its affiliates is transferred to the Parent or any affiliate of Parent or becomes a participant in an employee benefit plan, program or arrangement maintained by or contributed by the Surviving Corporation or its affiliates, Parent shall cause such plan, program or arrangement to treat the prior service of such employee with the Company or its affiliates, to the extent such prior service is recognized under the comparable plan, program or arrangement of the Company, as service rendered to the Surviving Corporation or its affiliate, as the case may be; provided, however, that Parent may cause a reduction of benefits under any such plans, programs or arrangements to the extent necessary to avoid duplication of benefits with respect to the same covered matter or years of service and with respect to any defined benefit pension plan of Parent or any affiliate of Parent, no such prior service shall be recognized for any purposes other than eligibility to participate or vesting of benefits.

          (b) To the extent that retained employees of the Company and its subsidiaries become eligible to participate in plans sponsored by Parent and its subsidiaries (other than Company Benefit Plans), Parent shall (i) waive all limitations as to preexisting condition exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees and their respective dependents under any welfare benefit plans that such employees and dependents may be eligible to participate in, effective on or after the Closing Date, but only to the extent that such exclusions and waiting periods were inapplicable or satisfied under the analogous Company Benefit Plan; and (ii) provide each such employee or dependent with credit for any co-payments and deductibles paid prior to the Closing Date in respect of the plan year in progress at the time such participation begins in satisfying any applicable co-payment, deductible or out-of-pocket requirement under any analogous welfare plans that such employees or dependents are eligible to participate in on or after the Closing Date, but only to the extent such co-payment, deductible or out-of-pocket requirements would be deemed satisfied under the analogous Company Benefit Plan.

          SECTION 5.07  Indemnification.  (a) Commencing at the Effective
                        ---------------
Time of the Merger and for six years thereafter, the Surviving Corporation shall indemnify all present and former directors or officers of the Company and its subsidiaries for acts or omissions occurring prior to the Effective Time of the Merger to the fullest extent now provided in their respective certificate of incorporation or by-laws, provided such indemnification is consistent with applicable law, to the extent such acts or omissions are uninsured (provided, that to the extent that during any period insurance does not fully indemnify any person contemplated to be indemnified in accordance with the first sentence of this Section 5.07, the Surviving Corporation shall indemnify such person in accordance with such terms; and, provided further, that to the extent that the Surviving Corporation's insurance is not sufficient to fully indemnify any such person, Parent shall, during such period, provided such indemnification is consistent with applicable law, indemnify such person to the same extent as provided in the Company's current certificate of incorporation and by-laws). For six years after the Effective Time of the Merger, Parent shall also indemnify the Sellers (together with all present and former directors of the Company and its subsidiaries, the "indemnified parties") for all claims asserted by other stockholders of the Company, including derivative lawsuits, costs of defense, settlement, judgment and other amounts, in connection with the transactions contemplated by this Agreement and the Stock Exchange Agreement alleging any breach of fiduciary duty on the part of the Stockholder as a result of the transactions contemplated by the Exchange Agreement, to the extent such indemnification is consistent with applicable law.

          (b) Parent will cause to be maintained for a period of not less than six years from the Effective Time of the Merger the Company's current directors' and officers' insurance and indemnification policy (or at Parent's option a replacement policy having terms no less advantageous than the Company's current policy) to the extent that it provides coverage for events occurring prior to the Effective Time of the Merger for all persons who are or were directors and officers of the Company on the date of this Agreement, so long as the annual premium therefor would not be in excess of 150% of the last annual premium paid prior to the date of this Agreement (150% of such premium, the "Maximum Premium"). If the existing D&O Insurance expires, is terminated or cancelled during such six-year period, Parent will use reasonable efforts to cause to be obtained as much D&O Insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium, on terms and conditions no less advantageous than the existing D&O Insurance. The Company represents to Parent that the Maximum Premium is $567,400.

          (c) Each indemnified party shall, promptly after receipt of notice of a claim or action against such indemnified party in respect of which indemnity may be sought thereunder, notify the Surviving Corporation or the

Parent, as the case may be (each an "indemnifying party") in writing of the claim or action. If any such claim or action shall be brought against an indemnified party, and it shall have notified the indemnifying party thereof, unless based on the written advice of counsel to such indemnified party, a conflict of interest between such indemnified party and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 5.07 for any legal or other expenses subsequently incurred by the indemnified party in connection with defense thereof. Any indemnifying party against whom indemnity may be sought under this Section 5.07 shall not be liable to indemnify an indemnified party if such indemnified party settles such claim or action without the consent of the indemnifying party. The indemnifying party may not agree to any settlement of any such claim or action, other than solely for monetary damages for which the indemnifying party shall be responsible hereunder, as a result of which any remedy or relief shall be applied to or against the indemnified party, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld. In any action hereunder as to which the indemnifying party has assumed the defense thereof, the indemnified party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but the indemnifying party shall not be obligated hereunder to reimburse the indemnified party of the costs thereof.


          SECTION 5.08  Expenses.
                        --------

          (a) Except as set forth in this Section 5.08, all fees and expenses incurred in connection with this Agreement, the Stock Exchange Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Parent and the Company shall share
             --------  -------
equally all fees and expenses, other than accountants' and attorneys' fees, incurred in connection with the printing and filing of the Joint Proxy Statement (including any preliminary materials related thereto) and the Form S-4 (including financial statements and exhibits) and any amendments or supplements thereto.

          (b) The Company shall pay Parent a fee of $12,500,000 (the "Fee"), plus actual, documented and reasonable out-of-pocket expenses of Parent relating to the transactions contemplated by this Agreement not in excess of $3,000,000 in the aggregate (including reasonable fees and expenses of Parent's counsel, accountants and financial advisers) ("Expenses"), upon the termination of this Agreement pursuant to Section 7.01(f) or (g).

          (c) The Company shall pay Parent the Fee plus the Expenses if and when all of the following events have occurred:

            (i) an Alternative Transaction (as defined in Section 7.01) is publicly commenced, publicly disclosed, publicly proposed or publicly communicated to the Company at any time on or after the date of this Agreement and on or prior to the date of the Company Stockholder Meeting

     (including the last date on which any adjourned session thereof is reconvened);

           (ii) either Parent or the Company terminates this Agreement pursuant to Section 7.01(c) or Parent terminates this Agreement pursuant to Section 7.01(d) if, in the case of termination under either such Section, the requisite vote for approval and adoption of the Merger Agreement by the stockholders of the Company shall not have been obtained by June 30, 1998; and

          (iii) thereafter on or prior to the second anniversary of the date of termination, (A) such Alternative Transaction is consummated or (B) there is consummated any other Alternative Transaction, whether or not commenced, publicly disclosed, publicly proposed or communicated to the Company prior to such termination.

          (d) The Company shall pay Parent the Fee plus the Expenses if and when both of the following events have occurred:

            (i) Parent terminates this Agreement pursuant to Section 7.01(i) prior to the closing of the Exchange; and

           (ii) thereafter on or prior to the second anniversary of the date of termination, there is consummated any Alternative Transaction, whether or not commenced, publicly disclosed, publicly proposed or communicated to the Company prior to such termination.

          (e) The Fee and Expenses payable pursuant to Section 5.08(b) shall be paid (i) with respect to a termination pursuant to Section 7.01(f), within one business day after such termination and (ii) with respect to a termination pursuant to Section 7.01(g), simultaneously with and as a condition to such termination. The Fee and Expenses payable pursuant to
Section 5.08(c) or 5.08(d) shall be paid within one business day following the consummation of the Alternative Transaction referred to in such Section.

          (f) All transfer, documentary, sales, use, registration, stock transfer Taxes and other such Taxes (including all applicable real estate transfer or gains Taxes) and related fees (including any penalties, interest and additions to Tax) incurred in connection with this Agreement and the transactions contemplated hereby, including the Exchange, shall be paid by the Company and the Company shall timely make all filings, returns, reports and forms as may be required to comply with the provisions of such Tax laws.

          SECTION 5.09  Public Announcements.  Parent and Sub, on the one
                        --------------------
hand, and the Company, on the other hand, will consult with each other before holding any press conferences or analyst calls and before issuing any press releases. The parties will provide each other the opportunity to review and comment upon any press release with respect to the transactions contemplated by this Agreement and the Stock Exchange Agreement, including the Merger, and shall not issue any such press release prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

          SECTION 5.10.  Affiliates.  Prior to the Closing Date, the Company
                         ----------
shall deliver to Parent a letter identifying all persons who are, at the time this Agreement is submitted for approval to the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall deliver to Parent with respect to each such "affiliate" on or prior to the Closing a written agreement substantially in the form attached as Exhibit A hereto.

          SECTION 5.11.  Stock Exchange Listing.  Parent shall use its
                         ----------------------
reasonable best efforts to cause the shares of Parent Class A Common Stock to be issued in the Merger and under the Stock Plans to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

          SECTION 5.12.  Certain Provisions.  The Company shall not take, and
                         ------------------
shall not permit any of its affiliates to take, any action which would require or permit, or could reasonably be expected to require or permit, the Company or any other person or entity to treat Parent or Sub, in acting pursuant to and as permitted by this Agreement or the Stock Exchange Agreement, as an "interested stockholder" with whom the Company is prevented for any period pursuant to Section 203 of the DGCL from engaging in any "business combination" (as defined in Section 203 of the DGCL) or take any action (including any charter or by-law amendment) that has the effect of rendering Section 203 of the DGCL applicable to Parent or any of its subsidiaries. The Company shall not, and shall not permit any of its affiliates to, announce or disclose the Company's or such affiliate's intention to take any such action or to treat Parent or Sub as such an "interested stockholder". In the event that there shall be instituted or pending any action or proceeding before any Governmental Entity to which the Company is a party claiming or seeking a determination, directly or indirectly, that the Company is prevented for any period pursuant to Section 203 of the DGCL from engaging in any "business combination" with Parent or Sub, the Company shall take the position that the Company is not so prevented. The Company shall, upon the request of Parent, take all reasonable steps to assist in any challenge by Parent or Sub to the validity or applicability to the transactions contemplated by this Agreement, including the Merger, the Stock Exchange Agreement or the transactions contemplated by any of the foregoing, of any state law.

          SECTION 5.13.  No Solicitation.
                         ---------------

          (a) The Company shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Company or any of its subsidiaries or otherwise, (i) solicit, initiate or encourage any inquiries, offers or proposals, or any indications of interest, regarding any merger, sale of substantial assets, sale of shares of capital stock (including by way of a tender offer) or similar transactions involving the Company or any significant subsidiary of the Company other than the Merger (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal") or (ii) participate in negotiations or discussions concerning, or provide any nonpublic information to any person relating to, any Acquisition Proposal; provided, however, that, prior to the consummation of the Exchange, the Company may participate in negotiations or discussions with, and provide nonpublic information to, any person concerning an Acquisition Proposal submitted in writing by such person to the Board of Directors of the Company after the date of this Agreement if (A) such

Acquisition Proposal was not solicited, initiated or encouraged in violation of this Agreement, (B) the Board of Directors of the Company, in its good faith judgment, believes that such Acquisition Proposal is reasonably likely to result in an Alternative Transaction that would be more favorable to the Company's stockholders than the Merger or this Agreement and (C) failing to take such action would constitute a breach of the Board's fiduciary duties under applicable law. Nothing contained in this Section 5.13 shall prohibit the Board of Directors of the Company from complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer; provided that the Board shall not recommend that the stockholders of the Company tender or exchange any shares of Company Common Stock in connection with such tender or exchange offer unless failing to take such action would constitute a breach of the Board's fiduciary duties under applicable law.

          (b) The Company shall notify Parent as promptly as practicable if any Acquisition Proposal is made and shall in such notice indicate in reasonable detail the identity of the person making such Acquisition Proposal and the terms and conditions of such Acquisition Proposal and shall keep Parent promptly advised of all developments which could reasonably be expected to culminate in the Board of Directors withdrawing, modifying or amending its recommendation of the Merger and the other transactions contemplated by this Agreement.

          (c) If, pursuant to the proviso to Section 5.13(a)(ii), the Company provides nonpublic information to any person who makes an Acquisition Proposal, the Company shall require such person to enter into a confidentiality agreement substantially similar to the Confidentiality Agreement as a condition to and before providing any such information.

          (d) The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than Parent and Sub) conducted heretofore with respect to any Acquisition Proposal. The Company agrees not to release (by waiver or otherwise) any third party from the provisions of any confidentiality or standstill agreement to which the Company is a party.

          (e) The Company shall ensure that the officers, directors and employees of the Company and its subsidiaries and any investment banker or other advisor or representative retained by the Company are aware of the restrictions described in this Section 5.13.

          SECTION 5.14  Board of Directors.  In the event the Exchange is
                        ------------------
consummated pursuant to the Stock Exchange Agreement prior to the Effective Time of the Merger, Parent shall from and after such closing of the Exchange, be entitled to designate, at its option, upon notice to the Company, up to that number of directors, rounded up to the nearest whole number, of the Company's Board of Directors, subject to compliance with Section 14(f) of the Exchange Act, as will make the percentage of the Company's directors designated by Parent equal to the greater of (i) the majority of the Company's Board of Directors and (ii) the aggregate voting power of the shares of Company Common Stock held by Parent or any of its subsidiaries as a percentage of the total voting power outstanding. Parent shall determine for the approval of the Board of Directors the classes into which such directors are placed, so long as such placement does not violate or conflict with the Company's Certificate of Incorporation or By-laws or the DGCL and the Company shall cause Parent's designees to be so placed. In the event that Parent's designees are elected or appointed to the Board of Directors of the Company, such Board of Directors shall have, until the Effective Time of the Merger, at least one director who is a director of the Company prior to the closing of the Exchange (the "Continuing Director"); provided, however, that if no Continuing Director remains, the other directors shall designate an individual to fill such vacancy who shall not be an officer, director, employee or affiliate of Parent or any of its affiliates and shall otherwise be an "independent director" under the rules of the NYSE (such designee to be deemed to be a Continuing Director for purposes of this Agreement). To the fullest extent permitted by applicable law, the Company shall take all actions requested by Parent which are reasonably necessary to effect the appointment or election of the designees of Parent to the Board of Directors, including mailing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder promptly following the date hereof in order to permit designees of Parent to serve on the Board of Directors of the Company immediately upon consummation of the Exchange (provided that Parent shall have provided to the Company on a timely basis all information required to be included with respect to Parent designees). In connection with the foregoing, the Company will promptly either increase the size of the Company's Board of Directors and/or obtain the resignation of such number of its current directors as is necessary to enable Parent's designees to be elected or appointed to the Company's Board of Directors as provided above and shall cause the appointment of Parent's designees to fill such vacancies or newly created directorships effective upon the closing of the Exchange. Following the election or appointment of Parent's designees pursuant to this
Section 5.14(a) and prior to the Effective Time, any termination or amendment of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or waiver or assertion of any of the Company's rights hereunder, or any other consents or actions by the Board of Directors with respect to this Agreement, will require the concurrence of a majority of the Continuing Directors.

          SECTION 5.15.  Certain Agreements.  Neither the Company nor any
                         ------------------
subsidiary of the Company will waive or fail to enforce any provision of any confidentiality or standstill or similar agreement to which it is a party without the prior written consent of Parent.

          SECTION 5.16.  Stop Transfer.  The Company acknowledges and agrees
                         -------------
to be bound by and comply with the provisions of Section 12 of the Stock Exchange Agreement as if a party thereto with respect to transfers of record ownership of shares of Company Common Stock, and agrees to notify the transfer agent for any shares of Company Common Stock or voting rights certificates and provide such documentation and do such other things as may be necessary to effectuate the provisions of such agreement.

          SECTION 5.17.  Officer's Certificate.  The Company, at the request
                         ---------------------
of Parent, shall deliver a certificate to Parent executed by the chief executive officer and the chief financial officer of the Company in the form and with respect to the matters referred to in Section 6.4 of the Stock Exchange Agreement dated as of the date of the closing of the Exchange, or, alternatively, inform Parent that it is unable to give such certificate because of the inaccuracy of the matters that would otherwise be set forth therein.

          SECTION 5.18.  Parent to Vote in Favor of Merger.  Parent agrees
                         ---------------------------------
that it will vote (or cause to be voted) all shares of Company Common Stock owned by it or its subsidiaries at the time of the Company Stockholder Meeting in favor of the approval and adoption of the Merger Agreement.

          SECTION 5.19.  Anti-Dilution.  The Company will as promptly as
                         -------------
practicable notify Parent if it issues any shares of Company Common Stock, whether upon the exercise, exchange or conversion of securities exercisable or exchangeable for or convertible into shares of Company Common Stock, or otherwise. If the Exchange is consummated, the Company agrees that if, at the time of closing of the Exchange or at any time thereafter until the later of (a) the Effective Time of the Merger and (b) two years from the closing of the Exchange, the number of Stockholder Shares held by Parent and its subsidiaries shall not represent a majority of the outstanding shares of Company Common Stock as a result of the issuance of shares of Company Common Stock by the Company, whether upon the exercise, exchange or conversion of securities exercisable or exchangeable for or convertible into shares of Company Common Stock, or otherwise, it will sell to Parent, upon notice from Parent, at a price per share equal to the product of (i) the Exchange Ratio and (ii) the average of the closing sales prices of Parent Class A Common Stock on the New York Stock Exchange Composite Transactions Tape on each of the five consecutive trading days immediately preceding the date of such notice, in cash, such number of fully paid and non-assessable shares of Company Common Stock, which shares shall be approved for listing on the NYSE, as may be necessary so that the percentage of outstanding shares of Company Common Stock held by Parent (including the Stockholder Shares) represents a majority of such outstanding shares.


                                  ARTICLE VI

                             Conditions Precedent
                             --------------------

          SECTION 6.01  Conditions to Each Party's Obligation To Effect the
                        ---------------------------------------------------
Merger.  The respective obligation of each party to effect the Merger is
------
subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a)  Company Stockholder Approval.  The Company Stockholder
               ----------------------------
     Approval shall have been obtained;

          (b)  Parent Stockholder Approval.  If the Parent Stockholder
               ---------------------------
     Approval is required in accordance with the applicable regulations of the NYSE, the Parent Stockholder Approval shall have been obtained;

          (c)  NYSE Listing.  The shares of Parent Class A Common Stock
               ------------
     issuable to the Company's stockholders pursuant to this Agreement (including upon the exercise of options and upon the conversion of the Convertible Subordinated Debentures) shall have been approved for listing on the NYSE, subject to official notice of issuance;

          (d)  HSR Act.  The waiting period (and any extension thereof)
               -------
     applicable to the Merger under the HSR Act shall have been terminated or shall have expired;

          (e)  No Injunctions or Restraints.  No temporary restraining order,
               ----------------------------
     preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition enjoining or preventing the consummation of the Merger shall be in effect;

          (f)  Form S-4.  The Form S-4 shall have become effective under the
               --------
     Securities Act and no stop order suspending the effectiveness thereof shall be in effect and no procedures for such purpose shall be pending before or threatened by the SEC.

          SECTION 6.02  Conditions to Obligations of Parent and Sub.  The
                        -------------------------------------------
obligations of Parent and Sub to effect the Merger are further subject to the satisfaction (or waiver by Parent) of the following conditions; provided, however, upon the closing of the Exchange pursuant to the terms of the Stock Exchange Agreement, the conditions set forth in clauses (a), (b), (d) and (e) of this Section 6.02 shall no longer be applicable.

          (a)  Representations and Warranties.  The representations and
               ------------------------------
     warranties of the Company set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall have been true and correct in all material respects as of such date). Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to the effect set forth in this paragraph.

          (b)  Performance of Obligations of the Company.  The Company shall
               -----------------------------------------
     have performed in all material respects the obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

          (c)  Tax Opinion.  The opinion, which, in the event the Parent
               -----------
     Stockholder Approval is required, will be dated on or about the date of and referred to in the Joint Proxy Statement, based on appropriate representations of the Company and Parent, of Simpson Thacher & Bartlett, counsel to Parent, to the effect that (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (ii) Parent, Sub and Company will each be a party to the reorganization within the meaning of Section 368(b) of the Code shall have been rendered and shall not have been withdrawn or modified in any material respect.

          (d)  Consents, etc.  Parent shall have received evidence, in form
               --------------
     and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as are necessary in connection with the transactions contemplated hereby have been obtained, except such licenses, permits, consents, approvals, authorizations, qualifications and orders which are not, individually or in the aggregate, material to Parent or the Company or the failure of which to have received would not materially dilute the aggregate benefits to Parent of the transactions reasonably contemplated hereby; provided that the receipt of all required consents of the holders of Company Stock Options as contemplated by Section 2.02 shall be considered material.

          (e)  No Litigation.  There shall not be pending or threatened by
               -------------
     any Governmental Entity any suit, action or proceeding (or by any other person any suit, action or proceeding which has a reasonable likelihood of success), (i) challenging or seeking to restrain or prohibit the consummation of the Merger or the Exchange or any of the other transactions contemplated by this Agreement or the Stock Exchange Agreement or seeking to obtain from Parent or any of its subsidiaries any damages that are material in relation to Parent and its subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, to dispose of or hold separate any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement or the Stock Exchange Agreement, (iii) seeking to impose limitations on the ability of Parent or Sub to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock or Common Stock of the Surviving Corporation, including the right to vote the Company Common Stock or Common Stock of the Surviving Corporation on all matters properly presented to the stockholders of the Company or the Surviving Corporation, respectively, or (iv) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company or its subsidiaries.

          SECTION 6.03  Conditions to Obligation of the Company.  The
                        ---------------------------------------
obligation of the Company to effect the Merger is further subject to the satisfaction (or waiver by the Company) of the following conditions; provided, however, upon the closing of the Exchange pursuant to the provisions of the Stock Exchange Agreement, the conditions set forth in clauses (a), (b) and (d) of this Section 6.03 shall no longer be applicable.

          (a)  Representations and Warranties.  The representations and
               ------------------------------
     warranties of Parent and Sub set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall have been true and correct in all material respects as of such date). The Company shall have received a certificate signed on behalf of Parent by the chief executive officer and the chief financial officer of Parent to the effect set forth in this paragraph.

          (b)  Performance of Obligations of Parent and Sub.  Parent and Sub
               --------------------------------------------
     shall have performed in all material respects the obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer and the chief financial officer of Parent to such effect.

          (c)  Tax Opinion.  The opinion, dated on or about the date of and
               -----------
     referred to in the Joint Proxy Statement as first mailed to stockholders of the Company, based on appropriate representations of the Company and Parent, of Skadden, Arps, Slate, Meagher & Flom, counsel to the Company, to the effect that (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (ii) Parent, Sub and Company will each be a party to the reorganization within the meaning of Section 368(b) of the Code, shall not have been withdrawn or modified in any material respect.

          (d)  No Litigation.  There shall not be pending or threatened by
               -------------
     any Governmental Entity any suit, action or proceeding (or by any other person any suit, action or proceeding which has a reasonable likelihood of success), which could reasonably be expected, if adversely determined, to result in criminal or material uninsured and unindemnified or unindemnifiable personal liability on the part of one or more directors of the Company, (i) challenging or seeking to restrain or prohibit the consummation of the Merger or the Exchange or any of the other transactions contemplated by this Agreement or (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, or to dispose of or hold separate any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement or the Stock Exchange Agreement.


                                  ARTICLE VII

                       Termination, Amendment and Waiver
                      ---------------------------------

          SECTION 7.01  Termination.  This Agreement may be terminated and
                        -----------
abandoned at any time prior to the Effective Time of the Merger, whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company or Parent:

          (a)  by mutual written consent of Parent and the Company; or

          (b) by either Parent or the Company if any Governmental Entity within the United States or any country or other jurisdiction in which either the Company or Parent, directly or indirectly, has material assets or operations shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

          (c) by either Parent or the Company if the Exchange and the Merger shall not have been consummated on or before June 30, 1998 (other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time of the Merger); or

          (d) by Parent, if any required approval of the stockholders of the Company shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof; or

          (e) by the Company, if any required approval of the stockholders of Parent shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof; or

          (f) by Parent, if prior to the closing of the Exchange, the Board of Directors of the Company shall have (i) withdrawn, modified or amended in any respect adverse to Parent or Sub its approval or recommendation of this Agreement, the Merger or any of the other transactions contemplated herein or resolved to do so or (ii) recommended an Alternative Transaction from a person other than Parent or any of its affiliates or resolved to do so; or

          (g) by the Company, prior to the closing of the Exchange, if any person (other than Parent or any of its affiliates) shall have proposed an Alternative Transaction (A) that the Board of Directors of the Company determines in its good faith judgment is more favorable to the Company's stockholders than this Agreement and the Merger and (B) as a result of which the Board of Directors of the Company determines in good faith, based upon the advice of outside counsel, that it is obligated by its fiduciary obligations under applicable law to terminate this Agreement, provided that such termination under this Section 7.01(g) shall not be effective until the Company has made payment of the Fee and the Expenses required by Section 5.08; or

          (h) by the Company, if, prior to the closing of the Exchange, there shall have been a material breach of any covenant or agreement on the part of Parent or Sub contained in this Agreement which materially adversely affects Parent's or Sub's ability to consummate the Merger or any of the other transactions contemplated herein and which shall not have been cured prior to the date 10 business days following notice of such breach; or

          (i) by Parent, if, prior to the closing of the Exchange, there shall have been a breach of any covenant or agreement on the part of the Company contained in this Agreement which is reasonably likely to have a material adverse effect with respect to the Company or which materially adversely affects (or materially delays) the consummation of the Merger or any of the other transactions contemplated herein and which shall not have been cured prior to the date 10 business days following notice of such breach; or

          (j) by the Company, if the Board of Directors of Parent shall withdraw, modify or change its approval or recommendation of this Agreement or the transactions contemplated hereby in a manner adverse to the Company or shall have resolved to do so.

          As used herein, "Alternative Transaction" means any of (i) a transaction or series of transactions pursuant to which any person (or group of persons) other than Parent or its subsidiaries (a "Third Party") acquires or would acquire more than 15% of the then outstanding shares of Company Common Stock, whether from the Company, the Stockholder or pursuant to a tender offer or exchange offer or otherwise, (ii) any direct or indirect acquisition or proposed acquisition of the Company or any of its significant subsidiaries by means of a merger or other business combination transaction (including any so-called "merger of equals" and whether or not the Company or any of its significant subsidiaries is the entity surviving any such merger or business combination transaction) or (iii) any other transaction pursuant to which any Third Party acquires or would acquire control of assets (including for this purpose the outstanding equity securities of subsidiaries of the Company and any entity surviving any merger or business combination including any of them) of the Company or any of its subsidiaries having a fair market value equal to more than 15% of the fair market value of all the assets of the Company and its subsidiaries, taken as a whole, immediately prior to such transaction.

          SECTION 7.02  Effect of Termination.  In the event of termination
                        ---------------------
of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the last two sentences of Section 5.04(a), Section 5.08, Section 5.12,
Section 5.14, Section 5.16, Section 5.19 and this Section 7.02. Nothing contained in this Section shall relieve any party for any breach of the representations, warranties, covenants or agreements set forth in this Agreement.

          SECTION 7.03  Amendment.  Subject to Section 5.14, any provision of
                        ---------
this Agreement may be amended or waived prior to the Effective Time of the Merger (whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company or Parent) if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and Parent or, in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement by the stockholders of (i) the Company, there shall be made no amendment that by law requires further approval by the stockholders of the Company without the further approval of such stockholders and (ii) Parent, there shall be made no amendment that by law requires further approval by the stockholders of Parent without the further approval of such stockholders.

          SECTION 7.04  Extension; Waiver.  Subject to Section 5.14, at any
                        -----------------
time prior to the Effective Time of the Merger, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.03, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

          SECTION 7.05  Procedure for Termination, Amendment, Extension or
                        --------------------------------------------------
Waiver.  A termination of this Agreement pursuant to Section 7.01, an
------
amendment of this Agreement pursuant to Section 7.03 or an extension or waiver pursuant to Section 7.04 shall, in order to be effective, comply with
Section 5.14 and require in the case of Parent, Sub or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.

                                 ARTICLE VIII

                              General Provisions
                              ------------------

          SECTION 8.01  Nonsurvival of Representations and Warranties.  None
                        ---------------------------------------------
of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time of the Merger. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time of the Merger.

          SECTION 8.02  Notices.  All notices, requests, claims, demands and
                        -------
other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Parent or Sub, to

               The Warnaco Group, Inc.
               90 Park Avenue
               New York, New York  10016

               Attention:  Linda J. Wachner

          with a copy to:

               The Warnaco Group, Inc.
               90 Park Avenue
               New York, New York  10016

               Attention:  Stanley P. Silverstein


               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, NY  10017

               Attention:  William E. Curbow

          (b)  if to the Company, to

               Designer Holdings Ltd.
               1385 Broadway
               New York, NY  10018

               Attention:  Arnold H. Simon
          with copies to:

               Designer Holdings Ltd.
               1385 Broadway
               New York, New York 10018

               Attention:  John J. Jones

               Skadden, Arps, Slate, Meagher & Flom LLP
               919 Third Avenue
               New York, NY  10022

               Attention:  Mark N. Kaplan

          SECTION 8.03  Definitions.  For purposes of this Agreement:
                        -----------

          (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

          (b) "material adverse change" or "material adverse effect" means, when used in connection with the Company or Parent, any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of such party and its subsidiaries taken as a whole (after giving effect in the case of Parent to the consummation of the Merger);

          (c) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and

          (d) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

          SECTION 8.04  Interpretation.  When a reference is made in this
                        --------------
Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

          SECTION 8.05  Counterparts.  This Agreement may be executed in one
                        ------------
or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          SECTION 8.06  Entire Agreement; No Third-Party Beneficiaries.  This
                        ----------------------------------------------
Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement, other than Section 5.07, is not intended to confer upon any person other than the parties any rights or remedies.

          SECTION 8.07  Governing Law.  This Agreement shall be governed by,
                        -------------
and construed in accordance with, the laws of the state of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          SECTION 8.08  Assignment.  Neither this Agreement nor any of the
                        ----------
rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct wholly owned subsidiary of Parent pursuant to Section 1.01, but no such assignment shall relieve Sub of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          SECTION 8.09  Enforcement; Jurisdiction.  The parties agree that
                        -------------------------
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement may be brought against any of the parties in any Federal court located in the State of Delaware or any Delaware state court, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the State of Delaware. Without limiting the generality of the foregoing, each party hereto agrees that service of process upon such party at the address referred to in Section 8.02, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

          SECTION 8.10.  Severability.  Whenever possible, each provision or
                         ------------
portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

          IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                  THE WARNACO GROUP, INC.


                                  By:    /s/  Linda J. Wachner
                                    -------------------------------------
                                     Name:   Linda J. Wachner
                                     Title:  President and Chief Executive
                                             Officer


                                     WAC ACQUISITION CORPORATION


                                     By:    /s/  Linda J. Wachner
                                       ----------------------------------
                                     Name:   Linda J. Wachner
                                     Title:  President


                                     DESIGNER HOLDINGS LTD.


                                     By:    /s/  Arnold H. Simon
                                       ----------------------------------
                                     Name:   Arnold H. Simon
                                     Title:  President and Chief Executive
                                             Officer


                                     By:    /s/  Merril M. Halpern
                                       ----------------------------------
                                     Name:   Merril M. Halpern
                                     Title:  Chairman of the Board

                                                                     EXHIBIT A



                       Form of Company Affiliate Letter
                       --------------------------------


Gentlemen:

                 The undersigned, a holder of shares of Common Stock, par value $.01 per share ("Company Common Stock"), of Designer Holdings Ltd., a Delaware corporation (the "Company"), is entitled to receive in connection with the merger (the "Merger") of the Company with WAC Acquisition Corporation, a Delaware corporation, securities (the "Parent Securities") of The Warnaco Group, Inc. ("Parent"). The undersigned acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Act"), although nothing contained herein should be construed as an admission of such fact.

                 If in fact the undersigned were an affiliate under the Act, the undersigned's ability to sell, assign or transfer the Parent Securities received by the undersigned in exchange for any shares of Company Stock pursuant to the Merger may be restricted unless such transaction is registered under the Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Act.

                 The undersigned hereby represents to and covenants with the Company that the undersigned will not sell, assign or transfer any of the Parent Securities received by the undersigned in exchange for shares of Company Stock pursuant to the Merger except (i) pursuant to an effective registration statement under the Act, (ii) in conformity with the volume and other limitations of Rule 145 or (iii) in a transaction which, in the opinion of independent counsel reasonably satisfactory to Parent or as described in a "no-action" or interpretive letter from the Staff of the Securities and Exchange Commission (the "SEC"), is not required to be registered under the Act.

                 In the event of a sale or other disposition by the undersigned of Parent Securities pursuant to Rule 145, the undersigned will supply Parent with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any Parent Securities disposed of by the undersigned, but that upon receipt of such evidence of compliance the transfer agent shall effectuate the transfer of the Parent Securities sold as indicated in the letter.

                 The undersigned acknowledges and agrees that appropriate legends will be placed on certificates representing Parent Securities received by the undersigned in the Merger or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Parent from independent counsel reasonably satisfactory to Parent to the effect that such legends are no longer required for purposes of the Act.

                 The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Parent Securities and (ii) the receipt by Parent of this letter is an inducement and a condition to Parent's obligations to consummate the Merger.


                                                   Very truly yours,





Dated:

                                                                       ANNEX I
                                                                  TO EXHIBIT A



[Name]
[Date]


                 On __________________ the undersigned sold the securities ("Securities") of The Warnaco Group, Inc. (the "Company") described below in the space provided for that purpose (the "Securities"). The Securities were received by the undersigned in connection with the merger of WAC Acquisition Corporation with and into Designer Holdings Ltd.

                 Based upon the most recent report or statement filed by the Company with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in paragraph
(e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act").

                 The undersigned hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Act or in transactions directly with a "market maker" as that term is defined in
Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.

                                                   Very truly yours,



             [Space to be provided for description of securities]

---------------------------------------------------------------------------



                         AGREEMENT AND PLAN OF MERGER



                        Dated as of September 25, 1997



                                     Among



                           THE WARNACO GROUP, INC.,



                          WAC ACQUISITION CORPORATION



                                      and



                            DESIGNER HOLDINGS LTD.




---------------------------------------------------------------------------

                               TABLE OF CONTENTS
                              -----------------

                                                                          Page
                                                                         ----


                                   ARTICLE I

                                  The Merger  . . . . . . . . . . . . . .    2

SECTION 1.01     The Merger . . . . . . . . . . . . . . . . . . . . . . .    2

SECTION 1.02     Closing  . . . . . . . . . . . . . . . . . . . . . . . .    2

SECTION 1.03     Effective Time of the Merger . . . . . . . . . . . . . .    2

SECTION 1.04     Effects of the Merger  . . . . . . . . . . . . . . . . .    2

SECTION 1.05     Certificate of Incorporation; By-Laws  . . . . . . . . .    2

SECTION 1.06     Directors  . . . . . . . . . . . . . . . . . . . . . . .    3

SECTION 1.07     Officers . . . . . . . . . . . . . . . . . . . . . . . .    3

                                  ARTICLE II

               Effect of the Merger on the Capital Stock of the
                           Constituent Corporations   . . . . . . . . . .    3

SECTION 2.01     Effect on Capital Stock  . . . . . . . . . . . . . . . .    3

SECTION 2.02     Stock Plans  . . . . . . . . . . . . . . . . . . . . . .    4

SECTION 2.03     Exchange of Certificates . . . . . . . . . . . . . . . .    5

SECTION 2.04     Fractional Shares  . . . . . . . . . . . . . . . . . . .    7

                                  ARTICLE III

                        Representations and Warranties  . . . . . . . . .    7

SECTION 3.01     Representations and Warranties of the Company  . . . . .    7

SECTION 3.02     Representations and Warranties of Parent and Sub . . . .   21

                                  ARTICLE IV

           Covenants Relating to Conduct of Business Prior to Merger  . .   27

SECTION 4.01     Conduct of Business of the Company . . . . . . . . . . .   27

SECTION 4.02     Conduct of Business of Parent  . . . . . . . . . . . . .   30

                                   ARTICLE V

                             Additional Agreements  . . . . . . . . . . .   31

SECTION 5.01     Preparation of Form S-4 and the Joint Proxy
                   Statement; Stockholder Meetings  . . . . . . . . . . .   31

SECTION 5.02     Letter of the Company's Accountants  . . . . . . . . . .   32

SECTION 5.03     Letter of Parent's Accountants . . . . . . . . . . . . .   32

SECTION 5.04     Access to Information; Confidentiality . . . . . . . . .   33

SECTION 5.05     Reasonable Best Efforts  . . . . . . . . . . . . . . . .   33

SECTION 5.06     Benefit Plans  . . . . . . . . . . . . . . . . . . . . .   34

SECTION 5.07     Indemnification  . . . . . . . . . . . . . . . . . . . .   35

SECTION 5.08     Expenses . . . . . . . . . . . . . . . . . . . . . . . .   36

SECTION 5.09     Public Announcements . . . . . . . . . . . . . . . . . .   37

SECTION 5.10.     Affiliates  . . . . . . . . . . . . . . . . . . . . . .   38

SECTION 5.11.    Stock Exchange Listing . . . . . . . . . . . . . . . . .   38

SECTION 5.12.    Certain Provisions . . . . . . . . . . . . . . . . . . .   38

SECTION 5.13.    No Solicitation. . . . . . . . . . . . . . . . . . . . .   38

SECTION 5.14     Board of Directors . . . . . . . . . . . . . . . . . . .   39

SECTION 5.15.    Certain Agreements . . . . . . . . . . . . . . . . . . .   40

SECTION 5.16.    Stop Transfer  . . . . . . . . . . . . . . . . . . . . .   40

SECTION 5.17.    Officer's Certificate  . . . . . . . . . . . . . . . . .   40

SECTION 5.18.    Parent to Vote in Favor of Merger  . . . . . . . . . . .   40

SECTION 5.19.    Anti-Dilution  . . . . . . . . . . . . . . . . . . . . .   41

                                  ARTICLE VI

                             Conditions Precedent   . . . . . . . . . . .   41

SECTION 6.01     Conditions to Each Party's Obligation To Effect the
                   Merger   . . . . . . . . . . . . . . . . . . . . . . .   41

SECTION 6.02     Conditions to Obligations of Parent and Sub  . . . . . .   42

SECTION 6.03     Conditions to Obligation of the Company  . . . . . . . .   43

                                  ARTICLE VII

                       Termination, Amendment and Waiver  . . . . . . . .   44

SECTION 7.01     Termination  . . . . . . . . . . . . . . . . . . . . . .   44

SECTION 7.02     Effect of Termination  . . . . . . . . . . . . . . . . .   46

SECTION 7.03     Amendment  . . . . . . . . . . . . . . . . . . . . . . .   46

SECTION 7.04     Extension; Waiver  . . . . . . . . . . . . . . . . . . .   46

SECTION 7.05     Procedure for Termination, Amendment, Extension or
                   Waiver   . . . . . . . . . . . . . . . . . . . . . . .   46

                                 ARTICLE VIII

                              General Provisions  . . . . . . . . . . . .   47

SECTION 8.01     Nonsurvival of Representations and Warranties  . . . . .   47

SECTION 8.02     Notices  . . . . . . . . . . . . . . . . . . . . . . . .   47

SECTION 8.03     Definitions  . . . . . . . . . . . . . . . . . . . . . .   48

SECTION 8.04     Interpretation . . . . . . . . . . . . . . . . . . . . .   48

SECTION 8.05     Counterparts . . . . . . . . . . . . . . . . . . . . . .   48

SECTION 8.06     Entire Agreement; No Third-Party Beneficiaries . . . . .   48

SECTION 8.07     Governing Law  . . . . . . . . . . . . . . . . . . . . .   49

SECTION 8.08     Assignment . . . . . . . . . . . . . . . . . . . . . . .   49

SECTION 8.09     Enforcement; Jurisdiction  . . . . . . . . . . . . . . .   49

SECTION 8.10.    Severability . . . . . . . . . . . . . . . . . . . . . .   49


EXHIBIT

Exhibit A          Form of Affiliate Letter